UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant To Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12

ROPER TECHNOLOGIES, INC.

(Formerly Roper Industries, Inc.)

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

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6901 Professional Parkway		Telephone (941) 556-2601
Suite 200		Fax (941) 556-2670
Sarasota, Florida 34240

Roper Technologies, Inc.

April 29, 2022

Dear Fellow Shareholders:

As your Board of Directors, we oversee Roper’s efforts to continually create long-term value for you by efficiently executing our strategy through prudent risk management, disciplined capital deployment, sound strategic thinking, operational rigor, performance-driven compensation programs, effective talent and succession planning, adherence to the highest ethical standards and levels of integrity, and continual review and refinement of the Board’s governance practices.

Our Strategy for Long-Term and Elite Value Creation for Shareholders

Over the past fifteen years, our shareholders earned a compound annual return of 17.1% and a total shareholder return of 969.0%, over two and a half times the total return of the S&P 500 of 356.8%. Over the past decade Roper has delivered an even better 19.6% compound annual return to shareholders.

Our long history of superior shareholder returns is the result of Roper’s simple, yet powerful strategy:

•

Cash Generation Through Operating Excellence: Our enterprise consists of niche, asset-light businesses with leading solutions and technologies that generate significant free cash flow, enabling future investments for sustainable and long-term growth. Operating excellence, underpinned by our strategic focus on intellectual capital, product development, go-to-market strategies, and a high degree of customer intimacy drives cash generation which, in 2021, resulted in another strong year of performance for adjusted operating cash flow and adjusted free cash flow, which increased 20% and 19%, respectively.

•

Disciplined Capital Deployment: We have a unique and disciplined capital deployment model that has guided the successful investment of billions of dollars into additional businesses becoming part of the Roper portfolio. Unlike many companies that use cash to pay large dividends and buy back shares, Roper deploys the vast majority of its available cash to acquire new businesses to fuel compounding cash flow growth and value creation for shareholders. In 2021, we focused on delivering on our commitment to reducing our debt as a result of our significant capital deployment in 2020. Unrelated, we also reached agreements to divest three of our businesses, CIVCO Radiotherapy, TransCore and Zetec. As a result, we entered 2022 poised to deploy substantial capital towards our acquisition strategy.

The Board’s Role in Roper’s Success

The Board contributes significantly to Roper’s strong performance. As directors, each of us commits to the extensive time obligation and rigorous workload required to serve on Roper’s Board, including participation in at least 15 days of Board meetings each year. We continually monitor the existing portfolio of Roper businesses, review capital deployment opportunities, and carefully examine the ways Roper can create additional value for shareholders. Between Board meetings, we continue our discussions with management and each other, enabling the Company to draw from our broad experiences and expertise.

Our direct involvement in and deep understanding of the Company allows us to address a multitude of issues, including acquisition selection, capital deployment, and succession planning, while sustaining Roper’s successful culture and business model.

Our Governance and Other Best Practices

Roper remains committed to strong corporate governance as demonstrated by the following practices:

•	Declassified Board. Our directors are elected annually.

•	Majority Voting for Directors. Our By-laws require the resignation of incumbent directors who fail to obtain a majority of votes cast in uncontested elections.

•

Proxy Access. Our By-laws permit a shareholder, or a group of up to 20 shareholders, that has owned at least 3% of our outstanding common stock continuously for at least three years to nominate and include in our proxy materials up to the greater of two directors or 20% of the number of our directors then in office.

•	Independent Chair of the Board. Amy Woods Brinkley became the Independent Chair of the Board on June 1, 2021.

•

Executive Compensation Alignment with Shareholders. Because our shareholder value creation is derived from the Roper executive team’s capital deployment strategy and ability to operate a broad portfolio of businesses, our executives must possess a unique set of skills. We continue to refine our executive compensation practices to maintain close alignment with shareholder interests.

•

Pay for Performance. Similar to prior years, in 2021, total direct compensation at target that was at risk and tied to stock price and performance objectives was 95% for the CEO, and 88% on average for our other named executive officers.

•

Diverse Board Membership. 44% of directors nominated for election are women and 22% are racially/ethnically diverse. In addition, 75% of committee chairs are women, as is our Independent Chair of the Board.

•

Clear Oversight of ESG and Human Capital Management. The Nominating and Governance Committee has oversight responsibility for matters related to Environmental, Social, and Governance (ESG) and Human Capital Management.

•	Shareholder Outreach Program. Roper’s senior management team regularly engages shareholders for feedback.

Inaugural ESG Report

In April 2022, we published our first comprehensive enterprise-wide ESG Report. In the report we provide an overview of the issues of importance to our stakeholders, disclose data regarding our performance in these areas, highlight some of the impactful activities already in place in our 43 businesses, and identify areas where we aspire to improve. Though we are at the beginning of our ESG journey, and recognize we have more work to do, we are confident in our ability to drive improvements and meet the ESG expectations of our stakeholders.

Open Communications With Our Shareholders

We value your continued support and input. Please continue to share your comments with us on any topic. Communications may be addressed to the directors in care of the Corporate Secretary, Roper Technologies, Inc., 6901 Professional Parkway, Suite 200, Sarasota, Florida 34240.

Sincerely,

The Board of Directors

Shellye L. Archambeau	Amy Woods Brinkley	Irene M. Esteves

John F. Fort III	L. Neil Hunn	Robert D. Johnson	Thomas P. Joyce, Jr.

Laura G. Thatcher	Richard F. Wallman	Christopher Wright

NOTICE OF THE 2022 ANNUAL MEETING OF SHAREHOLDERS

2022 ANNUAL MEETING INFORMATION

For additional information about our Annual Meeting, see Annual Meeting and Voting Information on page 52.

Meeting Date: June 15, 2022	Meeting Place: DoubleTree by Hilton Hotel Chicago - Magnificent Mile 300 E. Ohio St. Chicago, Illinois 60611	Meeting Time: 9:00 a.m. (Central)	Record Date: April 20, 2022

ANNUAL MEETING BUSINESS

Roper’s annual meeting of shareholders will be held June 15, 2022 to:

●	elect as directors the nine nominees named in the accompanying proxy statement;

●	approve, on an advisory basis, the compensation of our named executive officers;

●	ratify the appointment of PricewaterhouseCoopers LLP as the company’s independent registered public accounting firm for 2022; and

●	transact any other business that may be properly brought before the annual meeting.

PROXY MATERIALS

On or about April 29, 2022, we began distributing to each shareholder entitled to vote at the annual meeting either: (i) a Meeting Notice; or (ii) this proxy statement, a proxy card and our 2021 Annual Report to Shareholders and Form 10-K. The Meeting Notice contains instructions to electronically access our proxy statement and our 2021 Annual Report to Shareholders and Form 10-K, how to vote via the internet or by mail and how to receive a paper copy of our proxy materials by mail, if desired.

VOTING AT THE ANNUAL MEETING

Your vote is important. Shareholders who are owners of record of Roper common shares at the close of business on April 20, 2022, the record date, or their legal proxy holders, are entitled to vote at the annual meeting. Whether or not you expect to attend the annual meeting, we urge you to vote as soon as possible by one of these methods:

Via the Internet: www.proxypush.com/ROP	Call Toll-Free: 1-866-829-5176	Mail Signed Proxy Card: Follow the instructions on your proxy card or voting instruction form

If you are a beneficial owner of shares held through a broker, bank or other holder of record, you must follow the voting instructions you receive from the holder of record to vote your shares. Shareholders may also vote at the annual meeting. For more information on how to vote your shares, please refer to Annual Meeting and Voting Information on page 52.

John K. Stipancich

Executive Vice President, General Counsel and Corporate Secretary

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be Held on June 15, 2022

This Notice of the Annual Meeting of Shareholders, our Proxy Statement and our Annual Report to

Shareholders and Form 10-K are available free of charge at www.proxydocs.com/ROP.

EXECUTIVE COMPENSATION	41

2021 Summary Compensation Table	41

2021 Grants of Plan-Based Awards	42

2021 Outstanding Equity Awards at Fiscal Year End	43

2021 Option Exercises and Stock Vested	45

2021 Non-Qualified Deferred Compensation	45

Potential Payments upon Termination or Change in Control	45

Summary of Termination Payments and Benefits	46

CEO Pay Ratio	48

PROPOSAL 2: ADVISORY VOTE ON THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS	49

AUDIT COMMITTEE REPORT	50

INDEPENDENT PUBLIC ACCOUNTANTS FEES	51

PROPOSAL 3: RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2022	51

ANNUAL MEETING AND VOTING INFORMATION	52

INFORMATION REGARDING THE 2023 ANNUAL MEETING OF SHAREHOLDERS	56

OTHER MATTERS	57

APPENDIX A—RECONCILIATIONS	58

PROXY STATEMENT SUMMARY

This summary highlights information about Roper Technologies, Inc. (the “Company”, “we”, “us” or “our”) and the upcoming 2022 Annual Meeting of Shareholders (the “2022 Annual Meeting”). It does not contain all of the information you should consider. We recommend reading the complete proxy statement (the “Proxy Statement”) and our 2021 Annual Report to Shareholders (the “2021 Annual Report”), which includes our Annual Report on Form 10-K, before voting. The Proxy Statement and the enclosed proxy card are being mailed or otherwise made available to shareholders on or about April 29, 2022.

2022 ANNUAL MEETING OF SHAREHOLDERS

Date and Time: Monday, June 15, 2022 9:00 a.m. local time	Record Date: April 20, 2022	Place: DoubleTree by Hilton Hotel Chicago - Magnificent Mile 300 E. Ohio St. Chicago, Illinois 60611

VOTING MATTERS AND BOARD RECOMMENDATIONS

Proposals		Board Recommendation	Vote Required

1:	Election of nine directors for a one-year term	FOR EACH NOMINEE	Majority of votes cast

2:	Advisory vote to approve the compensation of our named executive officers	FOR	Majority of shares present in person or represented by proxy

3:	Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2022	FOR	Majority of shares present in person or represented by proxy

Roper Technologies, Inc. 2022 Proxy Statement	i

PROXY STATEMENT SUMMARY (CONTINUED)

2022 DIRECTOR NOMINEES

Shareholders are electing all nine director nominees who will serve for a one-year term expiring at the 2023 Annual Meeting of Shareholders (the “2023 Annual Meeting”).

					COMMITTEES

Name and Primary Occupation	Age	Director Since	Independent	AC	CC	NGC	EC

Shellye L. Archambeau Former Chief Executive Officer, MetricStream, Inc.	59	2018	🌑			Chair	🌑

Amy Woods Brinkley Retired Chief Risk Officer, Bank of America Corp.	66	2015	🌑		🌑	🌑	Chair

Irene M. Esteves Former Executive Vice President, Chief Financial Officer, Time Warner Cable	63	2021	🌑	🌑

L. Neil Hunn President and Chief Executive Officer, Roper Technologies, Inc.	50	2018

Robert D. Johnson Chairman, Spirit AeroSystems Holdings, Inc.	74	2005	🌑		🌑	🌑

Thomas P. Joyce, Jr. Retired President and Chief Executive Officer, Danaher Corporation	61	2021	🌑	🌑

Laura G. Thatcher Retired Head of Executive Compensation Practice, Alston & Bird LLP	66	2015	🌑		Chair		🌑

Richard F. Wallman Retired Chief Financial Officer and Senior Vice President, Honeywell International Inc.	71	2007	🌑	Chair			🌑

Christopher Wright Executive Chairman, Kestrel Partners and Director, Merifin Capital	64	1991	🌑	🌑	🌑

AC = Audit Committee  CC = Compensation Committee  NGC = Nominating and Governance Committee  EC = Executive Committee

CORPORATE GOVERNANCE

We strive to maintain effective corporate governance practices and policies, including:

Shareholder Outreach: We regularly engage our shareholders for feedback to learn their views on the Company’s strategy and performance, ESG program, as well as any other governance matters of concern.

One-Year Terms for Directors: All of our directors serve one-year terms.

Independent Directors: All of our directors except our CEO are independent, as is each member of the Audit, Compensation, Executive, and Nominating and Governance Committees.

ii	Roper Technologies, Inc. 2022 Proxy Statement

PROXY STATEMENT SUMMARY (CONTINUED)

Independent Chair of the Board: Our Chair of the Board is independent.

Majority Voting Standards for Uncontested Director Elections: We require any incumbent director who fails to obtain a majority vote in uncontested elections to tender his or her resignation.

Proxy Access: In March 2016, we amended our By-laws to implement proxy access for eligible shareholders. Our proxy access provision permits a shareholder, or a group of up to 20 shareholders, that has owned at least 3% of our outstanding common stock continuously for at least three years to nominate and include in our proxy materials up to the greater of two directors or 20% of the number of our directors then in office, provided that the shareholders and the nominees satisfy the requirements set forth in the By-laws.

Shareholder Engagement: We highly value feedback from our shareholders. In addition to our traditional Investor Relations engagement efforts, since the beginning of 2020, we have had discussions with numerous shareholders on ESG topics including climate change and diversity and inclusion. These discussions have been extremely helpful in identifying issues of importance to our investors as we develop and evolve our ESG program. We also shared feedback received during these discussions with our Compensation Committee and Nominating and Governance Committee, informing their decision-making. We reached out to several of our largest shareholders that we believe voted against our 2021 Say-On-Pay proposal to better understand their concerns.

Anti-Hedging and Anti-Pledging Policy: We have both anti-hedging and anti-pledging policies.

Board Refreshment/Term Limits: The mandatory retirement age for directors joining the Board prior to 2020 is 80. Directors joining our Board after January 1, 2020 are required to retire upon the earlier of (i) the attainment of age 80, and (ii) the 15-year anniversary of the first annual meeting following the date the director joined the Board.

Roper Technologies, Inc. 2022 Proxy Statement	iii

PROXY STATEMENT SUMMARY (CONTINUED)

BOARD SNAPSHOT *

*	Does not include John F. Fort, who is retiring at the Annual Meeting

iv	Roper Technologies, Inc. 2022 Proxy Statement

PROXY STATEMENT SUMMARY (CONTINUED)

BUSINESS HIGHLIGHTS

We achieved another year of strong results in 2021 despite the continuing challenges of COVID-19: (1)

•	Annual shareholder return of 14.7%

•	GAAP revenue increased 19% to $5.78 billion and organic revenue increased 9%

•	Adjusted EBITDA increased 22% to $2.21 billion and adjusted EBITDA margin improved 90 basis points to 38.2%

•	Adjusted operating cash flow increased 20% to $1.87 billion and adjusted free cash flow increased 19% to $1.80 billion

•

We made strategic adjustments to our portfolio of businesses, entering into agreements to divest our CIVCO Radiotherapy, TransCore and Zetec businesses pursuant to which we received $3.15 billion in pre-tax proceeds, of which $110 million was received in 2021 and $3.04 billion in early 2022

•	Net debt was reduced by $1.7 billion

•	Our annual dividend increased by 10%, increasing for the 29th consecutive year

(1)

This financial information is presented on a continuing operations basis and an adjusted (non-GAAP) basis. A reconciliation from non-GAAP financial measures to the most comparable GAAP measure and other related information is available in “Appendix A—Reconciliations.”

COMPENSATION HIGHLIGHTS

The creation of shareholder value is the foundation and driver of our executive compensation program. Aspects of our program that closely align the compensation of our executive officers with the long-term interests of our shareholders include the following:

Pay for Performance: Almost all of our executive officer compensation is tied to pre-set, objective performance criteria and long-term shareholder value creation. In 2021, total direct compensation at target that was at risk and tied to stock price and performance objectives was 95% for our CEO, and 88% on average for our other named executive officers.

Performance-Based Equity: All restricted stock awards to our executive officers are subject to satisfaction of performance criteria (no awards are solely time-based).

Double Trigger Vesting: “Double trigger” vesting of equity awards if a change in control occurs; no excise tax gross-ups for change-in-control payments.

Three Year Vesting for Equity Awards: Beginning in 2022, equity awards made to the other named executive officers vest only at the end of a three-year period, making such vesting consistent with CEO equity awards which have historically vested only at the end of a three-year period.

Stock Ownership Guidelines: Substantial share ownership and retention guidelines for our executive officers and non-employee directors.

Clawback Policy: We have a clawback policy to recoup erroneously paid cash and equity compensation.

Dividends Only on Shares Earned: Dividends on executive officers’ restricted shares are paid only if the shares are earned.

Annual Bonus Caps: We have caps on annual bonuses to avoid an excessive short-term focus and potentially adverse risk-taking.

Roper Technologies, Inc. 2022 Proxy Statement	v

PROXY STATEMENT SUMMARY (CONTINUED)

No Repricing: Repricing of stock options absent shareholder approval is prohibited.

Limited Benefits: No defined pension benefit plan, few perquisites, and limited severance agreements.

ESG HIGHLIGHTS

We are committed to conducting business in an ethically and socially responsible manner. We are in the early stages of our long-term, committed ESG journey and have taken the following steps to enhance our ESG program:

ESG Governance: In 2021 as a first step we appointed an ESG Officer to spearhead our efforts to enhance our ESG program. In addition, each of our businesses appointed an ESG Coordinator to assist in the development of the Roper ESG program. We also launched an enterprise-wide data collection effort that we plan to improve over time.

Inaugural ESG Report: In April 2022, we published our first comprehensive enterprise-wide ESG Report. In the report we provide an overview of the issues of importance to our stakeholders, disclose data regarding our performance in these areas, highlight some of the impactful activities already in place in our 43 businesses, and identify areas where we aspire to improve.

OneTen Coalition: In December 2020, Roper became a founding member of OneTen, a coalition of leading companies working together to upskill, hire and promote one million Black individuals without four-year degrees into family sustaining jobs with opportunities for advancement over the next ten years. Our CEO, Neil Hunn, serves on the coalition’s Board of Directors and Advisory Board. In our inaugural first year, eight of our businesses engaged with OneTen directly to refine hiring and promotion practices and to better calibrate compensation, onboarding and cultural practices to align with and support OneTen’s mission.

vi	Roper Technologies, Inc. 2022 Proxy Statement

PROPOSAL 1: ELECTION OF DIRECTORS

Our Certificate of Incorporation provides that the Board of Directors of the Company (the “Board of Directors” or the “Board”) will consist of a number of members to be fixed, from time to time, by the Board of Directors, but not less than the minimum number required under Delaware law. The Board of Directors is currently comprised of ten directors who are elected on an annual basis.

With the exception of John F. Fort, who will retire at the Annual Meeting, our Board unanimously recommended each incumbent director for reelection at the 2022 Annual Meeting. If reelected, the director nominees will serve until the 2023 Annual Meeting and until their successors have been duly elected and qualified. Certain information about our director nominees is set forth under “Board of Directors.” This information includes the business experience, qualifications, attributes and skills that each individual brings to our Board. Mr. Fort, who has served as a director since 1995, is retiring effective at the Annual Meeting consistent with the retirement provisions of our Corporate Governance Guidelines. As a result, our Board size will be reduced from ten to nine members effective at the Annual Meeting.

Although not anticipated, if prior to the meeting a director nominee is unable to serve, the proxy will be voted for a substitute nominee selected by the Board of Directors or the Board may choose to reduce its size.

The Board of Directors recommends a vote “FOR” the election to the Board of Directors of each of the following director nominees:

Name	Age	Director Since	Independent	Primary Occupation

Shellye L. Archambeau	59	2018	Yes	Former Chief Executive Officer, MetricStream, Inc.

Amy Woods Brinkley	66	2015	Yes	Retired Chief Risk Officer, Bank of America Corp.

Irene M. Esteves	63	2021	Yes	Former Chief Financial Officer, Time Warner Cable Inc.

L. Neil Hunn	50	2018	No	President and Chief Executive Officer, Roper Technologies, Inc.

Robert D. Johnson	74	2005	Yes	Chairman, Spirit AeroSystems Holdings, Inc.

Thomas P. Joyce, Jr.	61	2021	Yes	Retired President and Chief Executive, Danaher Corporation

Laura G. Thatcher	66	2015	Yes	Retired Head of Executive Compensation Practice, Alston & Bird LLP

Richard F. Wallman	71	2007	Yes	Retired Chief Financial Officer and Senior Vice President, Honeywell International Inc.

Christopher Wright	64	1991	Yes	Executive Chairman, Kestrel Partners and Director, Merifin Capital

Roper Technologies, Inc. 2022 Proxy Statement	1

BOARD OF DIRECTORS

Nominee Information

for terms expiring at the 2023 Annual Meeting

Shellye L. Archambeau Former Chief Executive Officer, MetricStream, Inc.	Director Since 2018 Independent Age 59

Committees:

•  Nominating and Governance (Chair)

•  Executive

Current Public Directorships:

•  Nordstrom Inc.

•  Okta, Inc.

•  Verizon Communications, Inc.

Key Qualifications & Expertise:

•  Executive leadership and management experience

•  Software, technology and e-commerce

•  Cybersecurity experience

•  Developing and marketing emerging technology software applications and solutions

•  Innovation, digital media and communications

•  Building and scaling consumer and B2B businesses in the technology industry

•  Entrepreneurial perspective

•  Public company board experience

Ms. Archambeau is the former Chief Executive Officer of MetricStream, Inc., a global provider of governance, risk, compliance and qualitymanagement solutions to organizations across diverse industries. She served in this role from the time she joined MetricStream in 2002 until 2018. Prior to joining MetricStream, Ms. Archambeau served as Chief Marketing Officer and Executive Vice President of Sales for Loudcloud, Inc., a provider of Internet infrastructure services; Chief Marketing Officer of NorthPoint Communications, a provider of local data network services; and President of Blockbuster, Inc.’s e-commerce division, where she launched the entertainment retailer’s first online presence. Before she joined Blockbuster, Ms. Archambeau held domestic and international executive positions during a 15-year career at IBM Corporation. Ms. Archambeau has served as director of Okta, Inc., a provider of identity management solutions, since 2018, Nordstrom, Inc., a leading fashion retailer, since 2015, and Verizon Communications, Inc., since 2013.

2	Roper Technologies, Inc. 2022 Proxy Statement

BOARD OF DIRECTORS (CONTINUED)

Amy Woods Brinkley Founder, AWB Consulting, LLC	Director Since 2015 Independent Age 66

Committees:

•  Compensation

•  Nominating and Governance

•  Executive

Current Public Directorships:

•  TD Bank Group

Key Qualifications & Expertise:

•  Executive leadership and management experience

•  Risk management, controls, corporate governance

•  Financial reporting rules and regulations and audit procedures

•  Broad-based knowledge of banking and financial services

•  Marketing and e-commerce

•  Mergers & Acquisitions

•  Corporate governance

•  Public company board experience

•  Talent and team development

Ms. Brinkley is the founder, owner and manager of AWB Consulting, LLC, an executive advising and risk management consulting firm. Ms. Brinkley served as Chief Risk Officer for Bank of America Corporation from

2002 until her retirement in 2009, after more than 30 years with the company. Prior to 2002, she served as President of Bank of America’s Consumer Products division and was responsible for the credit card, mortgage, consumer finance, telephone, and e-commerce businesses. During her employment at Bank of America, Ms. Brinkley also held the positions of Executive Vice President and Chief Marketing Officer overseeing the company’s Olympic sponsorship and its national rebranding and name change. Ms. Brinkley has served as director of TD Bank Group, since 2010. Ms. Brinkley also serves as a director of TD Bank Group’s subsidiaries: TD Group US Holdings, LLC, TD Bank US Holding Company, TD Bank, NA, and TD Bank, USA. In addition, she served as a director of Carter’s Inc., a branded marketer in North America of apparel and related products exclusively for babies and young children, from 2010 to 2021. She also served as a Commissioner for Atrium Health, a non-profit hospital network from 2001 to 2019 and as a Trustee for the Princeton Theological Seminary from 2002 to 2019.

Irene M. Esteves Former Chief Financial Officer, Time Warner Cable Inc.	Director Since 2021 Independent Age 63

Committee:

•  Audit

Current Public Directorships:

•  KKR Real Estate Finance Trust Inc.

•  Spirit AeroSystems Holdings Inc.

Key Qualifications & Expertise:

•  Executive Leadership and management experience

•  Finance and accounting expertise

•  Multi-industry perspective

•  Global business experience

•  Mergers & Acquisitions

•  Risk management and controls

•  Public company board experience

•  Talent and team development

Ms. Esteves most recently served as Chief Financial Officer of Time Warner Cable Inc. from July 2011 to May 2013. She previously served as Executive Vice
Financial Officer of XL Group plc and prior to that position, Ms. Esteves was Senior Vice President and Chief Financial Officer of Regions Financial Corporation. Ms. Esteves has served as a director of KKR Real Estate Finance Trust Inc. since 2018 and Spirit AeroSystems Holdings, Inc. since 2015. In the last five years, Ms. Esteves also served as director of Aramark, Level Three Communications, Inc., and R.R. Donnelly & Sons Company.

Roper Technologies, Inc. 2022 Proxy Statement	3

BOARD OF DIRECTORS (CONTINUED)

L. Neil Hunn President and Chief Executive Officer, Roper Technologies, Inc.

Director Since 2018

Age 50

Key Qualifications & Expertise:

•  Executive leadership and management experience

•  Deep understanding of organization

•  Software and technology expertise

•  Strategic focus and planning

•  Global industry and operational experience

•  Mergers and acquisitions, capital markets

•  Management development and understanding of business challenges and opportunities

•  Healthcare experience

•  Provides key leadership and guidance for the Company’s growth

Prior to being named President and Chief Executive Officer in August 2018, Mr. Hunn served as Executive Vice President and Chief Operating Officer from 2017 to 2018. Mr. Hunn also served as Group Vice President of Roper’s medical segment from 2011 to 2018 and helped drive significant growth in the Company’s medical technology and application software businesses. In addition to his operating responsibilities at Roper, Mr. Hunn led the execution of the majority of the company’s capital deployment since joining Roper. Prior to joining Roper, Mr. Hunn served 10 years as Executive Vice President and Chief Financial Officer at MedAssets, an Atlanta-based SaaS company, and as President of its revenue cycle technology businesses. He successfully led MedAssets’ initial public offering and the execution of several M&A transactions. Mr. Hunn also held roles at CMGI, an incubator of Internet businesses, and Parthenon Group, a strategy consulting firm.

Robert D. Johnson Chairman, Spirit AeroSystems Holdings, Inc.	Director Since 2005 Independent Age 74

Committees:

•  Compensation

•  Nominating and Governance

Current Public Directorships:

•  Spirit AeroSystems Holdings, Inc.

•  Spirit Airlines, Inc.

Key Qualifications & Expertise:

•  Executive leadership and management experience

•  Manufacturing, supply chain, engineering and production

•  Mergers and acquisitions

•  Global business, industry, and operations experience

•  Extensive business acumen

•  Public company board experience, including governance and executive compensation expertise

•  Talent and team development

Mr. Johnson was Chief Executive Officer of Dubai Aerospace Enterprise Ltd., a global aerospace engineering and services company, from August 2006 to December 2008. Mr. Johnson also served as
Chairman of Honeywell Aerospace, a leading global supplier of aircraft engines, equipment, systems and services, from January 2005 to January 2006, and as its President and Chief Executive Officer from 1999 to 2005. Mr. Johnson similarly served as President and Chief Executive Officer for Honeywell Aerospace’s predecessor, AlliedSignal, an aerospace, automotive and engineering company. He also held management positions with AAR Corporation, a provider of aviation and expeditionary services to the global commercial, government and defense aviation industries, and GE Aviation, an aircraft engine supplier. Mr. Johnson has served as Chairman of the Board for Spirit AeroSystems Holdings, Inc., a global leader in aerostructures design and manufacturing, since 2006 and as a director of Spirit Airlines, Inc., since 2010.

4	Roper Technologies, Inc. 2022 Proxy Statement

BOARD OF DIRECTORS (CONTINUED)

Thomas P. Joyce, Jr. Retired President and Chief Executive, Danaher Corporation	Director Since 2021 Independent Age 61

Committee:

•  Audit

Key Qualifications & Expertise:

•  Executive Leadership and management experience

•  Multi-industry perspective

•  Mergers and acquisitions

•  Finance and accounting expertise

•  Global business, industry, manufacturing and operations experience

•  Business strategy expertise

•  Risk management and controls

•  Management development and understanding of global challenges and opportunities

Mr. Joyce served as Danaher Corporation’s President and Chief Executive Officer from September 2014 to September 2020. He also served as a senior advisor to
Danaher from September 2020 to February 2021. Mr. Joyce joined Danaher in 1989 and served in leadership positions in a variety of different functions and businesses before his promotion to President and Chief Executive Officer. Mr. Joyce also served as a director of Danaher from 2014 to 2020.

Laura G. Thatcher Retired Head of Executive Compensation Practice, Alston & Bird LLP

Director Since 2015

Independent

Age 66

Committees:

•  Compensation (Chair)

•  Executive

Key Qualifications & Expertise:

•  Executive compensation expertise

•  Organizational development

•  Senior leadership and management experience

•  Corporate governance

•  Mergers and acquisitions

•  Talent and team development

Ms. Thatcher retired in December 2013 after 33 years of legal practice at Alston & Bird LLP, where she developed and led the firm’s executive compensation practice for 18 years and served as special executive compensation counsel to many U.S. and international publicly traded companies. Ms. Thatcher co-authored the Compensation Committee Handbook, 3rd edition (John Wiley & Sons, 2008), which serves as a guidebook for executive compensation strategies and practices, addressing a full range of functional issues facing compensation committees of public companies, including organizing, planning, compliance and sound corporate governance.

Ms. Thatcher served on the Board of Directors of Batson-Cook Company, a regional commercial construction and development company, from 1994 to 2007. She also served on the Board of Directors of The Atlanta Legal Aid Society, Inc., from 2008 to 2014, and was a Past Chair of the Advisory Board of the Certified Equity Professional Institute (CEPI) of Santa Clara University and was on the Board of Review for a special project sponsored by CEPI that provided universally accepted industry guidance regarding areas of risk and appropriate controls in equity compensation.

Roper Technologies, Inc. 2022 Proxy Statement	5

BOARD OF DIRECTORS (CONTINUED)

Richard F. Wallman Retired Chief Financial Officer and Senior Vice President, Honeywell International Inc.

Director Since 2007

Independent

Age 71

Committees:

•  Audit (Chair)

•  Executive

Current Public Directorships:

•  CECO Environmental Corp.

•  Charles River Laboratories International, Inc.

•  SmileDirectClub, Inc.

Key Qualifications & Expertise:

•  Executive leadership and management experience

•  Finance and accounting expertise

•  Multi-industry perspective

•  Global business, industry, manufacturing and operations experience

•  Mergers and acquisitions

•  Risk management and controls

•  Management development and understanding of global challenges and opportunities

•  Public company board experience

Mr. Wallman served as the Chief Financial Officer and Senior Vice President of Honeywell International Inc., a diversified industrial technology and manufacturing company, and its predecessor AlliedSignal, Inc., from 1995 until his retirement in 2003. Mr. Wallman has also served in senior financial positions with IBM Corporation and Chrysler Corporation.

Mr. Wallman has served as a director of CECO Environmental Corp., a global air quality and fluid handling company, since 2021, SmileDirectClub, Inc., an oral care company, since 2019, and Charles River Laboratories International, Inc., a provider of laboratory services for the pharmaceutical, medical device and biotechnology industries, since 2011. In the last five years, Mr. Wallman served as a director of Wright Medical Group N.V., a global medical device company, Boart Longyear Ltd., a global mineral exploration company, Convergys Corporation, a provider of customer management and information management products and Extended Stay America, Inc., a hospitality and lodging company.

6	Roper Technologies, Inc. 2022 Proxy Statement

BOARD OF DIRECTORS (CONTINUED)

Christopher Wright Executive Chairman, Kestrel Partners and Director, Merifin Capital

Director Since 1991

Independent

Age 64

Committees:

•  Audit

•  Compensation

Current Public Directorships:

•  G.P. Investments Limited (Luxembourg)

•  Spice Private Equity A.G. (Zurich)

Key Qualifications & Expertise:

•  Executive and management experience

•  Global public and private company board experience

•  Finance and accounting expertise

•  Mergers and acquisitions

•  In-depth knowledge of Company

•  Broad experience in technology, software and healthcare sectors

•  Cybersecurity experience

•  Understanding of global challenges, risk and opportunities

Mr. Wright is chairman of Kestrel Partners LLP, an asset management firm focused on the UK software sector, and a director of Merifin Capital, a single family investment company based in Europe. Until 2003 he was a Group Management Board Member of Dresdner Kleinwort, part of Allianz SE, and was CEO of its global alternative assets division working from NYC/ Frankfurt/London. He has sat on the boards of publicly listed and private companies across Europe and the USA, and of private companies in Brazil, South Africa, India and China. He is currently a director of Spice PE A.G. and also of GP Investments Ltd., both listed European companies. He previously served as a director of Yatra Ltd. (Euronext) from 2010 to 2018. He is Hon. Fellow, Corpus Christi College, University of Oxford, sitting also on its Endowment Board, and is (pro bono) a director of the Sutton Trust, an educational charity.

Roper Technologies, Inc. 2022 Proxy Statement	7

CORPORATE GOVERNANCE

Corporate Governance Guidelines

Our Board is committed to maintaining high standards of ethical business conduct and sound corporate governance practices and policies. Our Corporate Governance Guidelines reflect our Board of Directors’ commitment to monitoring the effectiveness of the Board and its committees in exercising their responsibilities.

Business Code of Ethics and Standard of Conduct

Our Business Code of Ethics and Standards of Conduct (the “Code of Ethics”) addresses the professional, honest and transparent conduct of our directors, officers and employees. The Code of Ethics also addresses conflicts of interest, disclosure processes, compliance with laws, rules and regulations (including insider trading laws), corporate opportunities, confidentiality, fair dealing, and protection and proper use of Company assets. The Code of Ethics encourages the reporting of any illegal or unethical behavior. Any amendments to, or waivers of, the Code of Ethics will be disclosed on our website promptly following the date of such amendment or waiver as required by law. Copies of the Code of Ethics may be obtained in print without charge upon written request by any stockholder to the Company’s office at 6901 Professional Parkway, Suite 200, Sarasota, Florida 34240.

Director Independence

Our Corporate Governance Guidelines require that a majority of our directors qualify as “independent,” as defined by the listing standards of the New York Stock Exchange (the “NYSE”). As required by these director independence standards, our Board reviewed and analyzed the independence of each director earlier this year to determine whether any particular relationship or transaction involving any director, or any of that director’s affiliates or immediate family members, was inconsistent with a determination that the director is independent for purposes of serving on our Board of Directors and its committees. During this review, our Board examined transactions and relationships between directors or their affiliates and immediate family members and Roper and/or Roper’s management. As a result of this review our Board affirmatively determined that all directors are independent, except for Mr. Hunn, and that each member of the Audit, Compensation, and Nominating and Governance Committees is independent under applicable NYSE and Securities and Exchange

Commission (“SEC”) rules for purposes of serving on such committees.

Nominating Process

The Nominating and Governance Committee, acting under its charter, determines the desired skills, abilities, judgment, diversity (including gender, race and ethnicity as well as background and experience) and other criteria deemed appropriate for service as a director and is responsible for recommending new director candidates and renomination of incumbent directors based on those criteria, which includes but are not limited to:

•	high personal and professional ethics;

•	integrity and values;

•	knowledge of our business environment;

•	sound judgment and analytical ability;

•	skills and experience in the context of the needs of our Board;

•	breadth of business experience and diversity of perspective; and

•	whether the candidate meets the applicable independence requirements under the NYSE and SEC rules.

Our Board’s process for identifying and evaluating potential director nominees includes soliciting recommendations from our directors and engaging a third party to assist in identifying potential director nominees when a Board position becomes available. Our Board ensures that diverse candidates are included in the pool of candidates from which it considers possible new director candidates and will continue to ensure ethnically, racially and/or gender diverse candidates are identified and interviewed during the search process.

Neither the Board of Directors nor the Nominating and Governance Committee has a specific policy regarding consideration of shareholder director nominees. Shareholder nominees submitted pursuant to the requirements set forth in the By-laws will be considered under the same criteria that are applied to other candidates. A shareholder of record who nominates a director candidate must provide a notice along with the additional information and materials required by our By-laws. See “Information Regarding the 2023 Annual Meeting of Shareholders” for additional information regarding nominating director candidates.

8	Roper Technologies, Inc. 2022 Proxy Statement

CORPORATE GOVERNANCE (CONTINUED)

BOARD SNAPSHOT (does not include John F. Fort, who is retiring at the Annual Meeting)

Skills and Expertise

Executive Leadership Experience	∎	∎	∎	∎	∎	∎		∎	∎

Financial and Accounting Expertise		∎	∎	∎	∎	∎		∎	∎

Corporate Governance Experience	∎	∎	∎		∎	∎	∎	∎	∎

Decentralized Operating Model Experience				∎	∎	∎			∎

Software/Technology Industry Experience	∎			∎	∎	∎	∎	∎	∎

Cybersecurity Experience	∎			∎					∎

Healthcare Industry Experience		∎		∎		∎		∎	∎

Industrial Experience			∎		∎	∎		∎

Capital Deployment Experience		∎	∎	∎	∎	∎		∎	∎

Organizational Development/Talent Management Experience	∎	∎	∎	∎	∎	∎	∎	∎	∎

Risk Management Experience	∎	∎	∎	∎	∎	∎	∎	∎	∎

Strategic Planning Experience	∎	∎	∎	∎	∎	∎		∎	∎

Background

Years on the Board	4	7	<1	4	17	<1	7	15	31

Age	59	66	63	50	74	61	66	71	64

Gender	F	F	F	M	M	M	F	M	M

Diversity*	∎	∎	∎				∎

* Diversity includes Gender / Racial / Ethnic Diversity

Roper Technologies, Inc. 2022 Proxy Statement	9

CORPORATE GOVERNANCE (CONTINUED)

Proxy Access

Our By-laws enable a shareholder, or a group of up to twenty shareholders, owning 3% or more of the Company’s outstanding common stock continuously for at least three years to nominate and include in our proxy materials up to the greater of two directors or 20% of the number of our directors then in office, provided that the shareholders and the nominees satisfy the requirements set forth in the By-laws.

Review and Approval of Related Person Transactions

The Audit Committee is responsible for reviewing and approving, as appropriate, all transactions with related persons. Although we have not adopted written procedures for reviewing related person transactions, we will review any relationship or transaction in which the Company and our directors, executive officers or their immediate family members are participants to determine whether such persons have a direct or indirect material interest. There were no related person transactions during 2021.

Shareholder Communications

Shareholders or other interested parties may send written communications to our Board of Directors or non-management Board members in care of the Corporate Secretary to the address set forth below.

This process is also set forth on our website at www.ropertech.com. All communications will be kept confidential and promptly forwarded to the appropriate director. Items unrelated to a director’s duties and responsibilities as a Board member may be excluded by the Corporate Secretary, including, without limitation: solicitations and advertisements; junk mail; product-related communications; job referral materials such as resumes; surveys; and material that is determined to be illegal or otherwise inappropriate. The director to whom such information is addressed is informed that the information has been removed, and that it will be made available to such director upon request.

Our Corporate Governance Guidelines, Code of Ethics, Director Independence Standards, and By-laws are available on our website at www.ropertech.com/governance-documents. Requests for copies of these documents or of the full text of the By-law provision regarding director candidate nominations and communications to our Board of Directors or non-management Board members should be addressed to:

Roper Technologies, Inc.

6901 Professional Parkway

Suite 200

Sarasota, Florida 34240

Attention: Corporate Secretary

10	Roper Technologies, Inc. 2022 Proxy Statement

ESG

We are committed to conducting business in an ethically and socially responsible manner. We also recognize the importance of these topics with our current and potential future shareholders, customers and employees. In April 2022, we published our first comprehensive enterprise-wide Environmental, Social, and Governance (ESG) Report. In the report we provide an overview of the issues of importance to us and our stakeholders, disclose data regarding our performance in these areas, highlight some of the impactful activities already in place in our 43 companies, and identify areas where we aspire to improve.

Although Roper’s operating and governance structure is highly decentralized, our goal is to provide an environment and governance system that enables each business to further improve over time. This includes not only our financial performance, but our performance in other areas such as climate change, human rights and diversity, equity, and inclusion. Though our businesses are expected to improve each year in these areas, each of our business leaders has latitude to develop programs to drive the expected performance improvements, and our commitment is to be transparent about our progress.

ESG Strategy and Roadmap

Our strategic, collaborative approach to identifying and addressing our most impactful ESG areas has enabled us to make significant progress over the last year in better understanding how we, together with our operating businesses, can make the most significant, positive impact.

This year, together with our businesses, we drafted the foundation of the Roper ESG program in alignment with our operational strategy. We developed an ESG Roadmap to help us identify our priorities, engage our businesses, and articulate our next steps in building our program. Many of our businesses have taken significant steps to address ESG-related topics, while others are just beginning. However, all our businesses were enthusiastically in support of the holistic effort to demonstrate how Roper and its businesses are addressing these critical issues.

Given the highly decentralized operating model of our company, and the diversity in size and industry of our operating businesses, we envision making progress by empowering each of our businesses to focus on the unique needs of their respective stakeholders while providing a common structure for strategic and collaborative development.

In 2021 we appointed a Chief ESG Officer to spearhead our efforts to enhance our ESG program and each of our businesses appointed an ESG Coordinator to support continued progress along our ESG Roadmap. The coordinators will serve an essential role as we sustain the momentum generated during the first year of our collective ESG effort. Our ESG governance structure is set forth below:

Approach to ESG

In developing our Roper ESG strategy, our priority was to ensure alignment with existing Roper operating principles. Our method of management recognizes the diversity of our businesses and allows and encourages their respective strengths and areas of opportunity to develop organically.

Given these priorities, we first engaged in a comprehensive benchmarking, stakeholder engagement and a materiality assessment. This assessment helped us define a baseline with respect to Roper’s current ESG efforts.

This baseline understanding then enabled us to initiate engagement with our businesses on the topic of ESG. Throughout this process, we will maintain our unique operational approach and allow our businesses to operate under our decentralized governance structure (and determine the methods for improving performance), while we provide encouragement, support and assistance on ESG matters.

ESG Material Aspects

To further focus our ESG strategy on the ESG topics that are not only of greatest concern to our stakeholders, but also impact our company’s long-term value creation, we applied a lens of materiality. We developed our ESG material topic list by referencing benchmarking analyses, investor and management interview insights, policy gap analyses, and engagement with our businesses.

Roper Technologies, Inc. 2022 Proxy Statement	11

ESG (CONTINUED)

Our resulting list of material ESG topics will guide us in enhancing the transparency of our ESG disclosures across our businesses. We will also be able to better meet the increasing investor interest in ESG data and information, allowing us to enhance our status as a superior long-term investment.

•	Corporate Governance

•	Culture & Employee Engagement

•	Customer Environmental Impact

•	Data Privacy & Cybersecurity

•	Diversity, Equity & Inclusion

•	Energy & Emissions

•	Ethics & Compliance

•	Human Rights

The ESG Road Ahead

This is the beginning of our ESG journey. Though we recognize there is much to do, we are confident in our ability to drive progress and live up to the expectations of our stakeholders.

In 2022, we plan to:

•	Further our engagement with stakeholders

•	Enhance and expand data collection efforts

•	Assess appropriate goals and targets

•	Assist operating businesses with their individual ESG efforts

For more information on Roper’s approach to ESG and our programs, see our ESG Report available on our website. The information contained on, or available through, our website is not incorporated by reference in this Proxy Statement.

12	Roper Technologies, Inc. 2022 Proxy Statement

BOARD COMMITTEES AND MEETINGS

Our Board of Directors held seven meetings in 2021. With the exception of one director who was unable to attend one special meeting, each director participated in all of our Board meetings in 2021. In addition, each director participated in every one of our committee meetings held while such director was a committee member.

Our Board has not implemented a formal policy regarding director attendance at the Annual Meeting of Shareholders, but encourages all directors to attend. All of our directors attended the 2021 Annual Meeting of Shareholders either in person or telephonically.

Board Leadership Structure

Serving as a director of the Company since 2015, Ms. Brinkley became the Independent Board Chair in June 2021, following the retirement of our prior Chair, Mr. Wilbur Prezzano. Ms. Brinkley’s in-depth knowledge of our Company and deep expertise in risk management allows her to effectively identify strategic priorities, lead Board discussions, and oversee the execution of our Company’s strategy and business plans. The non-management Directors meet in executive session as frequently as they wish, but at least five times a year. The Independent Chair of the Board presides over these executive sessions.

Effective Board Processes

As a result of our Board structure and processes, our directors are actively involved in overseeing the strategy, business and affairs of our Company, including its transformation to a diversified technology company. Our Board meetings typically extend over several days, with directors monitoring the existing portfolio of businesses and analyzing and carefully examining with management the different ways Roper can invest for future growth, both internally and through acquisitions. Between scheduled Board meetings, our directors continue their discussions with management and each other, enabling our Company to draw from their knowledge and expertise. Our directors are involved in our corporate strategy and must keep abreast of the issues encountered by our diverse global business operations.

The Board, including its Nominating and Governance Committee, has an effective Board recruitment and evaluation process that contributes bringing together a group of directors who complement each other and collectively provide oversight of management in ways that include challenging and discussing different perspectives.

Executive Succession Planning

Our Board recognizes the importance of effective leadership to our Company’s success and is actively engaged and involved, on an annual basis, in succession planning on both a long- and short-term basis. Our Company’s operating unit executives, who have responsibility for their respective businesses, but no “enterprise-wide” responsibilities, provide a broad and deep talent resource that is key to our executive succession planning.

Risk Oversight

Our Board has overall responsibility for the oversight of risk management at our Company, which it generally carries out through Board committees. However, several categories of risk management, such as information technology security and data privacy, are overseen by our full Board. Our General Counsel informs each committee and the Board of relevant legal and compliance issues, and each committee also has access to our Company’s outside counsel or any other outside advisor when they deem it advisable. Each of these committees along with our management team, which is responsible for the implementation of the process to identify, manage and monitor risks, keeps the entire Board regularly apprised of the different risks associated with our Company.

•	The Audit Committee oversees financial risk, including such factors as liquidity, credit, currency exchange and market conditions, through review and discussion with management, and monitors our Company’s risk management practices. It meets regularly with our independent auditors together with our Chief Compliance Officer, and our Vice President of Internal Audit, both of whom report directly to the Audit Committee. In addition to financial risk, the Audit Committee also reviews and discusses other risks that relate to our business activities and operations.

•	The Compensation Committee, in overseeing risk associated with compensation programs and practices, has directly retained its own independent compensation consultant and meets periodically with management to discuss current issues.

•	The Nominating and Governance Committee monitors the compliance of our corporate governance practices and policies with applicable requirements and evolving developments.

Roper Technologies, Inc. 2022 Proxy Statement	13

BOARD COMMITTEES AND MEETINGS (CONTINUED)

Cybersecurity and Data Privacy

Our Board of Directors has not delegated responsibility for cybersecurity matters or data privacy matters to a committee. Rather, the Board believes that due to the importance and continually evolving nature of cybersecurity threats and data privacy obligations, all members of the Board should participate in the oversight of the topics. As a result, the Board is briefed on cybersecurity matters and data privacy matters at least twice a year by our VP of Cybersecurity and our Office of General Counsel, respectively. Roper’s VP of Internal Audit also periodically briefs the Audit Committee on cybersecurity matters and related risks. In order to mitigate the risk associated with cyber threats, Roper maintains cybersecurity insurance coverage and incident response retainer with a leading security provider. In addition, Roper conducts cybersecurity awareness training for its employees at least twice a year and has a continuing “phishing” campaign to enhance the awareness of cyberthreats among our employees. A 24x7 Managed Detection and Response solution is deployed across all of our businesses to prevent and remediate cyberthreats. Finally, all of our businesses apply the Cybersecurity Framework of the National Institute of Standards and Technology to help assess and manage their respective cybersecurity risks.

Board Committees

Our Board has four standing committees: Audit, Compensation, Nominating and Governance, and Executive. All four committees operate under written charters, copies of which can be obtained upon request from the Corporate Secretary or viewed on Roper’s website (www.ropertech.com/governance-documents). Each committee reviews its charter annually and reports its activities to the full Board on a regular basis.

The current committee memberships are set forth below.

Director	Audit	Compensation	Nominating and Governance	Executive
Shellye L. Archambeau			Chair	🌑
Amy Woods Brinkley		🌑	🌑	Chair
Irene M. Esteves	🌑
John F. Fort III	🌑		🌑
Robert D. Johnson		🌑	🌑
Thomas P. Joyce, Jr.	🌑
Laura G. Thatcher		Chair		🌑
Richard F. Wallman	Chair			🌑
Christopher Wright	🌑	🌑

Audit Committee: 11 Meetings Held in 2021

The Audit Committee assists our Board in its oversight of the quality and integrity of our financial statements, our structure for compliance with legal and regulatory requirements, and the performance of our internal audit functions. The Board has determined that based upon their extensive background and expertise, Messrs. Fort, Joyce, Wallman and Wright and Ms. Esteves meet the criteria of an “audit committee financial expert” under SEC rules. The Board has determined that all Audit Committee members meet the heightened independence standards under NYSE and SEC rules applicable to audit committees and satisfy the NYSE standard of financial literacy, having accounting and related financial management expertise. In addition, the Board of Directors has determined that Ms. Esteves’s service on two additional Audit Committees does not impair her ability to effectively serve on Roper’s Audit Committee.

14	Roper Technologies, Inc. 2022 Proxy Statement

BOARD COMMITTEES AND MEETINGS (CONTINUED)

Pursuant to its charter, the Audit Committee has the authority and responsibility to:

•	appoint, compensate, retain and oversee the independent registered public accounting firm engaged by us; approve all audit engagement fees and terms, as well as pre-approve all non-audit engagements; and ensure that the independent auditors remain independent and objective;

•	review the appointment and replacement of the head of our internal audit department, who provides the Audit Committee with significant reports to management and management’s responses thereto;

•	consider any reports or communications submitted by the independent auditors relating to our financial statements, policies, processes or determinations;

•	meet with management, the independent auditors and others to discuss matters relating to the scope and results of any audit, the financial statements, and changes to any auditing or accounting principles, policies, controls procedures or practices;

•	review any major issues regarding accounting principles and financial statement presentations, including significant changes in the selection or application of accounting principles, and major issues as to the adequacy of our internal controls, analyses regarding significant financial reporting issues and judgments made in connection with the preparation of the financial statements, and the effects of regulatory and accounting initiatives;

•	review significant risks and exposures and the steps taken to monitor and minimize such risks;

•	establish procedures for the receipt, investigation and resolution of complaints received by Roper regarding accounting, internal accounting controls or auditing matters, and for the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters; and

•	prepare reports and disclosures required to be included in this Proxy Statement, including the “Audit Committee Report” below.

Compensation Committee: 5 Meetings Held in 2021

The Compensation Committee administers our executive incentive compensation programs and determines, either as a committee or together with the other independent members of the Board (as directed by the Board), annual salary levels and incentive compensation awards for our executive officers. The Board has determined that all Compensation Committee members meet the heightened independence standards under NYSE and SEC rules applicable to compensation committees. The Compensation Committee also, at the direction of the Board, periodically reviews and determines the form and amounts of director compensation and reviews and makes recommendations to the Board with respect to director compensation. The Compensation Committee may delegate its duties and responsibilities to a sub-committee of the Committee and has the authority to retain its own compensation consultants. Additional information regarding the Compensation Committee’s processes and procedures for the consideration and determination of executive compensation is set forth below in this Proxy Statement under “Compensation Discussion and Analysis.”

Pursuant to its charter, the Compensation Committee has the authority and responsibility to:

•	annually review and approve corporate goals and objectives relevant to our CEO’s compensation and based on that evaluation, determine and approve our CEO’s compensation, including salary, bonus, incentive and equity compensation;

•	annually review performance and approve compensation, including salary, bonus, incentive and equity compensation for our executive officers;

•	grant awards and otherwise make determinations under our equity, incentive, retirement, and deferred compensation plans, to the extent provided in such plans;

•	determine performance goals and certify whether performance goals have been satisfied for incentive plans containing performance criteria;

•	periodically review and make recommendations to the Board concerning our equity, incentive, retirement, and deferred compensation plans;

•	review risks associated with compensation and assess those reasonably likely to have a material adverse effect on the Company;

•	periodically review and determine the form and amounts of director compensation; and

•	review and discuss with management the Compensation Discussion and Analysis disclosure regarding named executive officer compensation included in our annual Proxy Statement.

Roper Technologies, Inc. 2022 Proxy Statement	15

BOARD COMMITTEES AND MEETINGS (CONTINUED)

Nominating and Governance Committee: 9 Meetings Held in 2021

The Nominating and Governance Committee assists our Board in identifying individuals qualified to become directors, determining the size and composition of our Board and its committees, developing and implementing corporate governance guidelines, evaluating the qualifications and independence of directors on a periodic basis and evaluating the overall effectiveness of our Board and its committees.

Pursuant to its charter, the Nominating and Governance Committee has the authority and responsibility to:

•	evaluate a candidate’s qualification based on a variety of factors, including such candidate’s integrity, reputation, judgment, knowledge, and diversity (including gender and ethnicity as well as background and experience) as well as our Board’s needs;

•	recommend qualified individuals for Board membership, including individuals suggested by directors and/or shareholders;

•	periodically review the size and responsibilities of our Board and its committees and recommend changes to our Board;
•	annually review and recommend committee slates and additional committee members to our Board as needed;

•	periodically review the Company’s ESG strategy, initiatives and policies and receive updates on significant ESG activities;

•	review the Company’s programs for the development and management of human capital, including programs for the promotion of diversity and inclusion;

•	develop and recommend to our Board a set of corporate governance guidelines and periodically review such guidelines and propose changes to our Board; and

•	develop and recommend to our Board an annual self-evaluation process for our Board and its committees, and administer and oversee the evaluation process.

Executive Committee: No Meetings Held in 2021

The Executive Committee has the authority to exercise all powers of the Board between regularly scheduled Board meetings.

16	Roper Technologies, Inc. 2022 Proxy Statement

DIRECTOR COMPENSATION

Compensation for our non-employee directors is governed by our Director Compensation Plan, which is a sub-plan of our 2021 Incentive Plan. The Director Compensation Plan recognizes the Board’s instrumental contribution to Roper’s long-term success and creation of superior shareholder value. Over the past 15 years, our shareholders have earned a cumulative 969.0% return – more than two and a half times that of the S&P 500’s 356.8% return. Compensation paid to our Directors reflects the significant time commitment and effort associated with serving on our Board, including participation in a minimum of 15 days of Board meetings each year, in addition to numerous Committee meetings throughout the year. These time commitments, together with our increasing focus on software, and continual market developments present unique challenges to recruiting individuals capable of adding value to our high-growth, asset-light, diversified enterprise. Despite these challenges, in the past seven years, we have added five new independent directors to the Board bringing needed key skills, strengths and capabilities to the Board while increasing its level of gender and ethnic diversity. Going forward, the Board will continue to insist on the high standards of qualifications that are in place.

Consistent with Roper’s long-standing “pay-for-performance” philosophy, the Director Compensation Plan ties director compensation directly to the Company’s stock performance, closely aligning the financial interests of our directors with those of our shareholders. Directors receive limited cash retainers and no perquisites (such as deferred compensation benefits), and instead receive a higher percentage of their compensation in shares of Company stock. The compensation paid under the Director Compensation Plan is summarized in the table below.

2021 Annual Equity Award
Economic value of $385,000 (based on the closing price of the Company’s stock on date of grant) • Award vests 50% on the six-month anniversary of the grant date and 50% on the day prior to the next Annual Meeting of Shareholders	$385,000
2021 Annual Cash Retainer
Cash Retainer	$60,000
2021 Supplemental Annual Cash Retainers
Independent Chair	$125,000
Chair of Audit Committee	$5,000
Chair of Compensation Committee	$5,000
Chair of Nominating and Governance Committee	$5,000

We also reimburse our directors for reasonable travel expenses incurred in connection with attendance at Board, Committee and shareholder meetings and other Company business. In addition, the cash retainer and the number of equity awards granted are prorated for any new director appointed during the year based on the number of full months such director serves as a non-employee director during the year.

Roper Technologies, Inc. 2022 Proxy Statement	17

DIRECTOR COMPENSATION (CONTINUED)

Mr. Hunn is an employee of our Company and did not receive any compensation for his service as a director. His compensation is set forth in the “Executive Compensation” section below.

2021 Director Compensation

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)

Shellye L. Archambeau	62,917	385,000	447,917

Amy Woods Brinkley	132,917	385,000	517,917

Irene M. Esteves(2)	11,671	224,583	236,254

John F. Fort III	60,000	385,000	445,000

Robert D. Johnson	60,000	385,000	445,000

Thomas P. Joyce, Jr.(2)	11,671	224,583	236,254

Wilbur J. Prezzano(3)	79,853	—	79,853

Laura G. Thatcher	65,000	385,000	450,000

Richard F. Wallman	65,000	385,000	450,000
Christopher Wright	62,083	385,000	447,083
(1)

The dollar values shown represent the grant date fair values for restricted stock or RSUs, as the case may be, granted to these directors during 2021, calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“ASC Topic 718”). The restricted stock and RSUs vest in equal increments 50% six months from the date of grant and 50% on the day prior to the 2022 Annual Meeting.

(2)	Ms. Esteves and Mr. Joyce joined the Board of Directors in October 2021.

(3)	Mr. Prezzano retired from the Board of Directors in June 2021.

Our share ownership and retention guidelines for non-employee directors require each director to own shares of our common stock with a value of at least 10 times the annual cash base retainer, or $600,000 in value, within five years of becoming a director. Until the ownership requirements are met, non-employee directors are required to retain 60% of any shares they receive (on a net after tax basis) under our Director Compensation Plan. Each of our directors is in compliance with these guidelines except for Ms. Esteves and Mr. Joyce who both joined the Board in October 2021.

18	Roper Technologies, Inc. 2022 Proxy Statement

BENEFICIAL OWNERSHIP

Beneficial ownership is determined in accordance with SEC rules. Under the rules, the number of shares beneficially owned by a person and the percentage of ownership held by that person includes shares of common stock that could be acquired upon exercise of an option within sixty days, although such shares are not deemed exercised and outstanding for computing the percentage of ownership held by any other person. Unless otherwise indicated in the footnotes below, the persons and entities named in the table have sole voting and investment power with respect to all shares beneficially owned, subject to community property laws where applicable.

The following table shows the beneficial ownership of Roper common stock as of March 31, 2022 by (i) each of our director nominees, (ii) each named executive officer in the “2021 Summary Compensation Table,” (iii) all of our current directors and executive officers as a group, and (iv) all persons who we know are the beneficial owners of five percent or more of Roper common stock. Except as noted below, the address of each person in the table is c/o Roper Technologies, Inc., 6901 Professional Parkway, Suite 200, Sarasota, Florida 34240.

Name of Beneficial Owner	Beneficial Ownership of Common Stock(1)(2)		Percent of Class

T. Rowe Price Associates, Inc. 100 E. Pratt Street, Baltimore, MD 21202	10,846,059	(3)	10.2%

The Vanguard Group 100 Vanguard Blvd., Malvern, PA 19355	8,682,556	(4)	8.2%

BlackRock, Inc. 55 East 52nd Street, New York, NY 10055	7,263,596	(5)	6.9%

Shellye L. Archambeau	6,919		*	*

Amy Woods Brinkley	13,729		*	*

Jason Conley	90,975		*	*

Robert C. Crisci	132,407		*	*

Irene M. Esteves	230		*	*

John F. Fort III	15,163	(6)	*	*

L. Neil Hunn	473,683		*	*

Robert D. Johnson	5,703		*	*

Thomas P. Joyce, Jr.	461		*	*

Laura G. Thatcher	17,669		*	*

Richard F. Wallman	44,375		*	*

Christopher Wright	52,369	(7)	*	*

John K. Stipancich	77,250		*	*
All current directors and executive officers as a group (13 individuals)	930,933		*	*%
**	Less than 1%.

(1)

Includes the following shares that could be acquired on or before May 30, 2022 upon exercise of stock options issued under Company plans as follows: Mr. Conley (58,839), Mr. Hunn (255,000), Mr. Crisci (91,400), Mr. Stipancich (40,207), and all current directors and executive officers as a group (445,446). Holders do not have voting or investment power over unexercised option shares.

(2)

Includes the following shares of unvested restricted stock held by named executives officers over which they have sole voting power but no investment power: Ms. Archambeau (416), Ms. Brinkley (416), Mr. Conley (14,874), Mr. Hunn (95,875), Mr. Crisci (24,735), Mr. Joyce (230), Mr. Stipancich (14,815), Ms. Thatcher (416), and Mr. Wallman (416). The total for all current directors and executive officers as a group is (152,193).

(3)

Based on information reported on Schedule 13G/A filed with the SEC on February 14, 2022, as of December 31, 2021, T. Rowe Price Associates, Inc. beneficially owned 10,846,059 shares of Roper common stock with sole voting power over 3,886, shares and sole dispositive power over all of the shares.

(4)

Based on information reported on Schedule 13G/A filed with the SEC on February 10, 2022, as of December 31, 2021, The Vanguard Group (“Vanguard”) beneficially owned 8,682,556 shares of Roper common stock with shared voting power over 161,286 shares, sole dispositive power over 8,270,749 shares, and shared dispositive power over 411,807 shares.

Roper Technologies, Inc. 2022 Proxy Statement	19

BENEFICIAL OWNERSHIP (CONTINUED)

(5)

Based on information reported on Schedule 13G/A filed with the SEC on February 1, 2022, as of December 31, 2021, BlackRock, Inc. (and certain of its subsidiaries) beneficially owned 7,263,596 shares of Roper common stock with sole voting power over 6,160,852 shares and sole dispositive power over 7,263,596 shares.

(6)	Includes 300 shares held by Mr. Fort’s spouse.

(7)

Includes 14,500 shares held by an LLC of which Mr. Wright is a managing member, and in which he retains a continuing beneficial ownership of 1%. The shares held by the LLC are held in a margin account. In addition, 35,208 shares directly held by Mr. Wright are held in a margin account.

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Exchange Act requires the Company’s directors, executive officers, and greater than 10% shareholders to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors, and greater than 10% shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, all Section 16(a) filing requirements applicable to its officers, directors, and greater than 10% shareholders were complied with in fiscal year 2021.

20	Roper Technologies, Inc. 2022 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis (“CD&A”) provides information about our compensation objectives and policies for our CEO and other executive officers included in the Summary Compensation Table and referred to in this CD&A as “named executive officers.” Our named executive officers for 2021 are:

•	L. Neil Hunn, President and Chief Executive Officer;
•	Robert C. Crisci, Executive Vice President and Chief Financial Officer;
•	John K. Stipancich, Executive Vice President, General Counsel and Corporate Secretary; and
•	Jason Conley, Vice President and Chief Accounting Officer.

OVERVIEW

With the goal of generating long-term value for our shareholders, we maintain an executive compensation program designed to:

•

attract and retain executives with the leadership skills, attributes and experience necessary to succeed in an enterprise with Roper’s unique strategic focus, capital deployment strategy and broad portfolio diversity;

•	motivate executives to demonstrate exceptional personal performance and perform consistently at or above the levels that we expect, over the long-term and through a range of economic cycles;

•	link compensation to the achievement of goals and objectives that we believe best correlate with the creation of long-term shareholder value; and

•

compensate executives in a manner consistent with private equity opportunities in light of their dual obligations for (i) supervising the operating performance of our diverse set of 43 companies, and (ii) effectively deploying capital to acquire high-quality companies consistent with our strategic focus.

To achieve these objectives our compensation program combines annual and long-term components, cash and equity, and fixed and variable elements, with a bias toward long-term equity awards tied closely to driving growth and shareholder returns. Our executive compensation program rewards our executive officers when they help increase long-term shareholder value, achieve annual business goals, effectively deploy capital and successfully execute other strategic objectives.

2021 Financial Performance

In 2021, we continued to demonstrate the resilience of our operating model. Faced with the continuing challenges and uncertainties posed by the COVID-19 pandemic, we produced another year of strong results.(1) Our 2021 performance was even more impressive (and not simply the result of a “bounce back” from prior year) taking into account our 2020 performance, in which organic revenue declined by only 1% and adjusted EBITDA grew by 3%.

•	Annual shareholder return of 14.7%

•	GAAP revenue increased 19% to $5.78 billion and organic revenue increased 9%

•	Adjusted EBITDA increased by 22% to $2.21 billion and adjusted EBITDA margin improved 90 basis points to 38.2%

•	Adjusted operating cash flow increased 20% to $1.87 billion and adjusted free cash flow increased 19% to $1.80 billion

•	Net debt decreased $1.7 billion

•

We made strategic adjustments to our portfolio of businesses, entering into agreements to divest our CIVCO Radiotherapy, TransCore and Zetec businesses pursuant to which we received $3.15 billion in pre-tax proceeds, of which $110 million was received in 2021

•	Our annual dividend increased by 10%, increasing for the 29th consecutive year

(1)

This financial information is presented on a continuing operations basis and an adjusted (non-GAAP) basis. A reconciliation from non-GAAP financial measures to the most comparable GAAP measure and other related information is available in “Appendix A—Reconciliations”.

Roper Technologies, Inc. 2022 Proxy Statement	21

COMPENSATION DISCUSSION AND ANALYSIS (CONTINUED)

Compensation Updates

Roper’s Compensation Committee regularly reviews our executive compensation program with a view toward continuous improvement and consideration of investor feedback. In response to discussions with our investors, commencing in 2022, the equity awards made to each of our named executive officers may only vest at the end of a three-year period. Previously, this three-year vesting requirement applied solely to equity awards made to our CEO and awards to other named executive officers vested 50% after the end of a two-year period with the balance of the awards vesting at the end of a three-year period. We also made changes to increase the rigor of the performance criteria under both the 2022 annual cash incentive and 2022 long-term performance-based restricted stock awards. See “Annual Cash Incentive” and “Long-Term Stock Incentives” below for more information.

CREATING SHAREHOLDER VALUE

The creation of shareholder value is the foundation and driver of our executive compensation program and corporate strategy. The compensation of our named executive officers is closely aligned with the long-term interests of our shareholders.

Superior Long-Term Returns for Roper Shareholders¹

Roper is proud of its long track record of superior returns for its shareholders. Roper has significantly outperformed the S&P 500 over the past 5, 10 and 15 years.

Period	Compound Annual Shareholder Return		Total Shareholder Return (TSR)
	Roper	S&P 500	Roper	S&P 500

1-Year	14.7%	28.7%	14.7%	28.7%

3-Years	23.3%	26.1%	87.6%	100.4%

5-Years	22.6%	18.5%	176.5%	133.4%

10-Years	19.6%	16.6%	500.3%	362.6%

15-Years	17.1%	10.7%	969.0%	356.8%

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COMPENSATION DISCUSSION AND ANALYSIS (CONTINUED)

As outlined in the graph below, $100 invested in Roper at the end of 2001 would have yielded an investor $2,250 as of December 31, 2021, compared to only $617 for the same investment in the S&P 500.

¹	All periods ending December 31 of the referenced year.

Focus on Cash Generation

We believe that cash generation is the best measure of our performance, and far superior to other traditional financial metrics. Through a combination of strategic and operational excellence and disciplined capital deployment, Roper has historically delivered meaningful year-over-year increases in free cash flow. After servicing debt obligations and returning capital to our shareholders through dividends, excess cash flow is deployed to acquire high-quality companies with significant cash generation potential. We then provide these companies with oversight, guidance, and incentive systems to help drive profitable growth in our unique operating structure. This strategy has proven to be successful over the long-term, generating a compound annual shareholder return of 17% over the past 15 years.

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COMPENSATION DISCUSSION AND ANALYSIS (CONTINUED)

Strong 2021 Performance for Roper

Against the continuing backdrop of COVID-19, Roper experienced another excellent year highlighted by strong operational execution. Our strategic focus on asset-light, diversified technology businesses and our ability to generate and compound cash flow delivered another strong year of performance.(1)

•	Annual shareholder return of 14.7% and five-year compounded return of 22.6%

•	GAAP revenue increased 19% to $5.78 billion with organic revenue up 9%

•	Adjusted EBITDA increased 22% to $2.21 billion while adjusted EBITDA margin improved 90 basis points to 38.2%

•	Adjusted operating cash flow increased 20% to $1.87 billion and adjusted free cash flow increased 19% to $1.80 billion

•	Entered into agreements to divest our CIVCO Radiotherapy, TransCore and Zetec businesses pursuant to which we received $3.15 billion in pre-tax proceeds, of which $110 million was received in 2021

•	Annual dividend increased by 10%, increasing for the 29th consecutive year

(1)

This financial information is presented on a continuing operations basis and an adjusted (non-GAAP) basis. A reconciliation from non-GAAP financial measures to the most comparable GAAP measure and other related information is available in “Appendix A—Reconciliations”.

Simple Strategy Rigorously Applied Drives Powerful Value Creation

Roper has a simple and successful business model that is unique among vertical software and multi-industry diversified companies. We operate high-margin, high cash-generating, asset-light businesses across a wide range of diverse end-markets. Our high-performing businesses generate excess free cash flow that our executive team deploys to acquire additional high-performing businesses. This creates a “compounding effect” for cash flow that drives long-term value creation. Our adjusted free cash flow increased from $557 million in 2011 to $1.944 billion in 2021 ($1.804 billion on a continuing operations basis), a compound annual growth rate of 13%, driven by our combination of outstanding business performance and value-creating capital deployment.

Note: Free Cash Flow = Cash from Operations less Capital Expenditures less Capitalized Software Expenditures.

*Amounts provided for fiscal year 2016 are adjusted for cash taxes of $37 million related to the sale of Abel Pump.

(1)

This financial information is presented on an adjusted (non-GAAP) and consolidated basis. A reconciliation from non-GAAP financial measures to the most comparable GAAP measure and other related information is available in “Appendix A—Reconciliations”.

24	Roper Technologies, Inc. 2022 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS (CONTINUED)

Market Capitalization Growth

Roper’s market capitalization has increased nearly $47 billion since January 2010.*

*	Chart reflects ending period as December 31, 2021.

Key Metric: Cash Return on Investment

In addition to cash flow, Cash Return on Investment (“CRI”) is the key metric we use to measure the performance and value of our operating businesses and potential acquisitions. CRI measures the quality of a business’s cash flow. Our business leaders, executive leaders, and Board of Directors focus on cash flow growth and disciplined investments targeted to enhance CRI.

•	CRI is highly correlated to shareholder value creation and we believe our strategy of improving CRI has been a key driver of our long-term performance.

•

Our CRI discipline, as applied throughout the organization, allows Roper to focus our investment on areas that will increase shareholder value, drive cash flow growth, create intellectual property and extend networks, expand competitive advantages, and minimize physical and working capital assets.

•

Through a combination of internal improvements and disciplined capital deployment, Roper has increased CRI dramatically over the past 20 years, a key driver of our strong shareholder returns over the same period.

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COMPENSATION DISCUSSION AND ANALYSIS (CONTINUED)

Acquisition-Focused Capital Deployment

We deploy the majority of our free cash flow toward acquisitions to generate long-term growth and create long-term shareholder value. Unlike most other large corporations, we do not have a separate corporate development or merger-and-acquisition team. Instead, our CEO and other top executives are responsible for the disciplined deployment of capital through acquisitions. As such, our executives must be well versed at improving operations and optimizing capital deployment, as both are significant contributors to value creation for our shareholders.

Though some peers and other observers choose Economic Value Added (“EVA”) as a measure of performance, we believe that such a metric inappropriately penalizes companies, such as Roper, that emphasize capital deployment as a significant driver of shareholder value. For example, because EVA assigns a weighted average cost of capital to an acquisition, each acquisition that Roper makes is likely to be detrimental to its EVA for several years. However, Roper’s long-term success in driving superior returns for its shareholders while following its disciplined acquisition program demonstrates the challenges of EVA when applied to Roper’s strategic capital deployment business model. We believe that if Roper had directed excess cash flow for EVA-accretive uses, such as share repurchases, rather than compounding cash flow through cash generating acquisitions, the Company’s long-term shareholder returns would have been considerably lower. As such, the Company will continue to adhere to its proven strategy of combining operational excellence with prudent capital deployment in order to deliver superior returns to its shareholders.

OVERVIEW OF OUR COMPENSATION PROGRAM

Consideration of Say-on-Pay Vote

At the 2021 Annual Meeting of Shareholders, 84.3% of the votes cast were in favor of the advisory vote to approve our named executive officer compensation. The Compensation Committee believes the Say-on-Pay vote continues to reflect the solid support of our shareholders for our long-standing pay-for-performance philosophy and approach of integrating executive compensation with our value creation model, as well as for recent changes to our executive compensation program.

Following the 2021 Say-on-Pay vote, we reached out to seven of our largest shareholders who we believed voted against the compensation program to better understand their concerns. As a result of this outreach, we revised the vesting of equity awards so that all equity awards granted to named executive officers may only vest after a three-year period. Prior to 2022, equity awards for named executive officers other than the CEO vested 50% after the second year and 50% after the third year, with no opportunity at the end of three years to make up for any shortfall in the vesting of the first 50% tranche. We also increased the rigor of the performance criteria applicable to both the 2022 annual cash incentive and 2022 long-term performance based restricted stock awards.

In addition, Roper has implemented numerous changes over the past several years to our executive compensation program to ensure it remains closely aligned with the long-term interests of our shareholders:

•	100% of restricted shares are performance-based, with all vesting contingent upon meeting multi-year EBITDA and relative operating cash flow margin performance requirements.

•	Only stock options, which are inherently performance-based, vest by continued time-based service alone.

•	Elimination of annual vesting of equity awards (one-third per year over three years).

•	CEO equity awards may vest only at the end of a three-year period.

•	Dividends on restricted shares are not paid until the shares are earned, and are forfeited if shares are not earned.

•

Starting in 2017, the operating cash flow less capital expenditures and capitalized software (measured as a percentage of revenue) was changed from an internal goal to relative performance against an external benchmark with 50th percentile performance required for any portion of the restricted shares to vest and 75th percentile performance required for full vesting.

•	95% of our CEO’s compensation is subject to performance risk and tied to financial results and stock price.

•	Based on the results of the advisory vote at the 2017 Annual Meeting of Shareholders to approve the frequency of the Say-on-Pay vote, the Say-on-Pay vote will continue to be held every year.

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COMPENSATION DISCUSSION AND ANALYSIS (CONTINUED)

Checklist of Compensation Practices

Consistent with shareholder interests and market best practices, positive features of our executive compensation program include the following:

What We Do	What We Don’t Do

✓  Substantially all compensation for named executive officers is tied to performance.

✓  Performance-based vesting requirements apply to 100% of restricted stock awards (no time vesting alone).

✓  CEO special long-term cash bonus based on five-year results to reinforce a long-term planning horizon and sustainable growth.

✓  Cash bonuses are capped and performance-based restricted stock awards limited to 100% of target (risk mitigation features).[1]

✓  Robust share ownership and retention guidelines.

✓  “Clawback” policy to recoup erroneously paid cash and equity compensation.

✓  Risk assessment review as part of risk mitigation process.

✓  Independent compensation consultant retained by the Compensation Committee.

✓  Limited perquisites and other benefits.

Ò  No payment of dividends on performance-based restricted stock awards until earned.

Ò  No defined-benefit pension plan or SERPs for named executive officers.

Ò  No “single trigger” equity vesting upon change-in-control.

Ò  Severance pay is very limited, as is the use of employment agreements.

Ò  No hedging or pledging of Company stock is permitted (with the exception of the number of shares pledged as of the date of the adoption of the policy in January 2015 for one independent director).

Ò  No excise tax gross-ups on change-in-control payments.

Ò  No re-pricing of underwater stock options or cash buy-outs without shareholder approval.

Ò  No granting of stock options with an exercise price less than fair market value at grant.

Objectives of our Compensation Program

Our compensation program for our named executive officers reflects our business needs, market requirements, and challenges in creating long-term shareholder value and is designed to:

•	Drive long-term performance for the benefit of shareholders.

•	Emphasize equity compensation to align named executive officers’ interests with those of shareholders.

•	Provide compensation levels competitive with publicly traded companies and private equity firms. This enables us to recruit and retain seasoned leadership capable of effectively deploying capital, while driving and managing a diversified technology company that competes in a wide variety of end markets.
•	Maintain flexibility to adjust to changing business needs in a fast-paced business environment.

•	Simplify compensation design to promote transparency and facilitate ease of administration and communication.

•	Solicit and consider the views of our shareholders.

•	Adhere to the highest legal, governance, and ethical standards.

[1]

As discussed in “Funding Schedule and 2021 Incremental Cash Incentive Opportunity” below, for 2021 only, executives were provided the opportunity to earn up to 150% of their annual target bonus opportunity should the Company deliver superior performance in 2021.

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COMPENSATION DISCUSSION AND ANALYSIS (CONTINUED)

ELEMENTS OF COMPENSATION

Our executive compensation program consists of several elements, each with an objective that fits into our overall program to provide an integrated and competitive total pay package.

Long-Term Stock Incentives

Equity compensation is the largest and most important form of pay for our named executive officers as it achieves many of our key compensation objectives:

•	Tie pay to performance by linking compensation to shareholder value creation and achievement of pre-established and objective performance criteria.

•	Align named executive officers’ interests with those of shareholders while reinforcing a long-term planning horizon.

•	Attract named executive officers, particularly those interested in building long-term value for shareholders.

•	Retain named executive officers and reward continued service by ensuring the forfeiture of awards prior to satisfaction of multi-year service requirements.

To determine the appropriate value of an equity award, the Compensation Committee considers the compensation practices of its peers as well as an executive’s individual performance and relative responsibilities.

We use two types of equity awards:

Stock Options

The exercise price of stock options is set at the market closing price of our common stock on the date of grant, which provides an incentive to grow shareholder value and requires continued service over multiple years to realize any gains. For the CEO, stock options vest on the third anniversary of the grant date. For the other named executive officers, stock options vest in equal installments on the second and third anniversaries of the grant date. However, beginning with awards made in 2022, stock options for the other named executive officers vest only on the third anniversary of the grant date.

Performance-Based Restricted Stock

In addition to continued service, the vesting of restricted stock is 100% contingent on the Company attaining specific, pre-established and objective performance goals, as specified by the Compensation Committee. Dividends are withheld and paid only to the extent the shares are actually earned by performance. Performance-based restricted stock is intended to encourage the retention of named executive officers, provide a continuing incentive to increase shareholder value, and further align our named executive officers’ interests with shareholder interests.

Equity Grants

The Compensation Committee grants annual awards of performance-based restricted stock and stock options to named executive officers at the first regularly scheduled committee meeting each year, typically in January. The exercise price for stock options is the closing price of Roper common stock on the date of grant. From time to time the Compensation Committee may grant additional awards in connection with promotions or increased responsibilities as well as to newly hired employees.

We use two types of cash payments:

Cash Incentives

Cash incentives support the achievement of our business strategies by tying a portion of compensation to the achievement of established financial objectives and assist in attracting named executive officers due to their market prevalence. Cash incentives are capped to avoid an excessive short-term focus and potentially excessive risk-taking. Annual cash incentives for named executive officers, including our CEO, are tied to annual performance. Our CEO’s special long-term cash incentive award is tied to cumulative financial performance over a five-year period.

Base Salary

Base salary is fixed cash compensation that reflects level and scope of responsibility, experience and skills as well as market practices. The Compensation Committee reviews each named executive officer’s base salary annually as well as in connection with a promotion or other change in responsibilities. Salary adjustments are usually effective as of January 1.

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COMPENSATION DISCUSSION AND ANALYSIS (CONTINUED)

Other Pay Elements

As Roper has largely avoided perquisites, supplemental pensions, and other compensation not tied to performance, the other items summarized below represent only a small portion of our named executive officers’ total compensation.

Retirement Benefits

•	Named executive officers may participate under the same terms as other eligible employees in a 401(k) plan that provides matching contributions capped at 7.5% of cash compensation, subject to limitations imposed by the Internal Revenue Code of 1986, as amended (the “Code”).

•	To provide financial planning flexibility, we maintain a Non-Qualified Retirement Plan, under which named executive officers may elect to defer cash compensation. This plan is intended to provide deferred compensation benefits that would have been earned under the tax-qualified 401(k) plan but for certain limitations imposed by the Code. For more information on this plan, see the “Executive Compensation—2021 Non-Qualified Deferred Compensation” section below.

Perquisites and Other Benefits

Perquisites and other non-cash benefits offered to named executive officers are limited to an automobile allowance, financial planning assistance (for Mr. Hunn) and periodic medical physicals. Club memberships are permitted when they have a business purpose.

Severance and Change in Control Provisions

We have letter agreements only with Messrs. Hunn and Stipancich. These arrangements provide severance benefits in the event of termination of employment under certain circumstances, including in connection with a change in control. For a description of these agreements and payments under various termination scenarios, see the “Executive Compensation—Potential Payments upon Termination or Change in Control” section below.

Double Trigger Equity Vesting

In regard to equity awards, we use a “double trigger” approach to vesting upon a change in control, rather than providing for vesting solely upon a change in control (“single trigger”), because we believe it provides adequate protection and reduces potential costs for a possible acquirer of the Company. See the “Executive Compensation—Potential Payments upon Termination or Change in Control” section below for additional detail.

No Tax Gross-Ups

A named executive officer may be subject to excise taxes on benefits received in relation to a change in control of the Company. We do not provide excise-tax gross-ups to named executive officers (which would place the named executive officer in the same tax position as if the excise tax did not apply).

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COMPENSATION DISCUSSION AND ANALYSIS (CONTINUED)

Mix of Total Compensation

Compensation for our named executive officers encourages a long-term focus and closely aligns with shareholder interests. For 2021, the total direct compensation at target that was at risk and tied to stock price and performance objectives was 95% for the CEO, and 88% on average for our other named executive officers.

2021 Total Direct Compensation Mix

COMPENSATION PROCESS

Compensation Committee Oversight

The Compensation Committee oversees our executive compensation program to appropriately compensate our named executive officers, motivate our named executive officers to achieve our business objectives, and align our named executive officers’ interests with those of our shareholders. The Compensation Committee reviews each element of compensation for each named executive officer and determines any adjustments to compensation structure and levels in light of various considerations, including:

•	The scope of the named executive officer’s responsibilities, performance and experience as well as competitive compensation levels.

•	Our financial results against prior periods.

•	The structure of our compensation program relative to sound risk management, as discussed with management.

•	The results of the advisory shareholder vote on the compensation of our named executive officers and input from shareholders.

•	Competitive pressures from private equity and capital deployment companies, as well as market practices and external developments generally.

•	The utilization of a compensation consultant who provides extensive external benchmarking of named executive officer compensation of industry peer group companies for comparison purposes.

30	Roper Technologies, Inc. 2022 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS (CONTINUED)

The Compensation Committee has maintained a simple program that drives long-term performance and superior value creation for shareholders enabling Roper to attract, retain, and motivate an outstanding leadership team.

Compensation Consultant

In September 2019, the Compensation Committee, as part of an effort to bring a fresh perspective to our compensation practices, retained the services of Compensia, a national compensation consulting firm, (the “Consultant”) to closely monitor developments and trends in executive compensation and to provide recommendations for appropriate adjustments to the Company’s compensation program, policies and practices in line with the Company’s business and talent strategies and investor expectations.

•

The Consultant is independent, reports directly to the Chair of the Compensation Committee and has never performed other work for the Company. Each year the Compensation Committee confirms that its engagement of the Consultant does not raise any conflicts of interest, and consistent with prior years, for 2021 there were no conflicts of interest.

•

The Consultant attends all meetings of the Compensation Committee where evaluations of the effectiveness of our overall executive compensation program are conducted or where compensation for named executive officers is analyzed or approved.

•	The Chair of the Compensation Committee meets with the Consultant in advance of committee meetings and confers with the Consultant between meetings.

•

The Consultant assists in gathering and analyzing market data on compensation levels and provides expert knowledge of marketplace trends and best practices relating to competitive pay levels as well as developments in regulatory and technical matters.

Roles of Our Named Executive Officers

While the Compensation Committee is ultimately responsible for making all compensation decisions affecting our named executive officers, our CEO participates in the process because of his close day-to-day association with the other named executive officers and his knowledge of the Company’s diverse business operations.

•

Our CEO discusses with the Compensation Committee the performance of the Company and of each named executive officer, including himself. The CEO also discusses with the committee the performance of other key executives.

•

The CEO makes recommendations on the components of compensation for the named executive officers, other than himself, but does not participate in the portion of the committee meeting regarding the review of his own performance or the determination of the actual amounts of his compensation.

Our Chief Financial Officer and Chief Accounting Officer also assist the Compensation Committee as an information resource in regard to metrics related to incentive compensation. Our General Counsel also provides support to the Committee, as needed, with respect to his areas of expertise.

Market Benchmarking

Market pay levels and practices, including those of a self-selected peer group, are among many factors the Compensation Committee considers in making compensation decisions.

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COMPENSATION DISCUSSION AND ANALYSIS (CONTINUED)

Purpose

•	We benchmark to provide an external frame of reference on range and reasonableness of compensation levels and practices. Market information is used as a data point in decision-making, and not as a primary factor.

Challenges

•	Our high-margin, high-cash generating, asset-light business model and diversified end-markets make it challenging to select peers using traditional criteria, such as revenue, industry codes or competitors. Roper’s 43 operating businesses have peers that can be assigned by industry, but at the enterprise level Roper has no peers that match our diverse set of businesses and unique operating model. Given our valuation relative to revenue, using only revenue in measuring Roper’s size understates the relative market value of Roper and is therefore a poor indicator. Likewise, benchmarking Roper against a peer group selected primarily on the basis of GICS code classification can lead to inappropriate comparisons, particularly in light of Roper’s diverse business mix and private equity-like business model.

Private Equity

•	Given the capital deployment responsibilities of our named executive officers and the private equity-like nature of our business, we consider the compensation levels and practices used by private equity firms that offer comprehensive programs, which often include co-investment and leveraged carried-interest opportunities. While Roper’s operating model is closely akin to that of private equity firms, we do not allow our named executive officers to co-invest in Company investments, nor do they benefit from carried-interest tax treatment. Our compensation practices often compete with private equity opportunities when recruiting and retaining talented professionals who possess deep expertise in both operations and capital deployment.

2021 Peer Group

Our self-selected peer group reflects our continued strong growth, sustained value creation, continuing expansion into software and technology-driven businesses, market valuation relative to revenues and gross investment, and intense competition with private equity for talent and investment opportunities. Roper’s decision and subsequent transformation to focus on software has changed the performance of the Company significantly. Today, approximately 70% of Roper’s EBITDA is derived from our software businesses. In addition, Roper’s historical growth and exceptional shareholder returns are in part the result of Roper’s capital deployment strategy. All of these facts make it continually difficult to select appropriate peers. In 2021, the Committee revised the peer group to more closely reflect Roper’s increasing focus on its software businesses. TransDigm Group Incorporated, Waters Corporation and Zimmer Biomet Holdings, Inc. were removed from the peer group and replaced with software-focused companies Autodesk, Inc. and ServiceNow, Inc. The peer companies are listed below along with various size indicators.

Company		Market Capitalization(1) ($ millions)	Enterprise Value(1) ($ millions)	Revenue(2) ($ millions)	Net Income(2) ($ millions)	Global Industry Classification Standard (GICS) Sub-Industry
Adobe Inc.	ADBE	$269,807	$269,363	$15,812	$4,822	Application Software
Salesforce, Inc.	CRM	$250,318	$255,245	$24,983	$1,739	Application Software
Intuit Inc.	INTU	$182,140	$181,396	$10,317	$2,092	Application Software
Autodesk, Inc.	ADSK	$61,854	$63,112	$4,232	$1,319	Application Software
Citrix Systems, Inc.	CTXS	$11,798	$14,857	$3,176	$317	Application Software
ServiceNow, Inc.	NOW	$129,173	$128,363	$5,531	$221	Systems Software
VMware, Inc. Class A	VMW	$48,712	$47,862	$12,614	$2,025	Systems Software
Blackstone Group L.P.	BX	$88,874	$170,249	$10,695	$5,208	Asset Management and Custody Banks
KKR & Co. Inc. Class A	KKR	$43,583	$114,505	$16,158	$5,653	Asset Management and Custody Banks
Motorola Solutions, Inc.	MSI	$45,889	$50,390	$8,124	$1,256	Communications Equipment
Median		$75,364	$121,434	$10,506	$1,882
Roper	ROP	$51,884	$59,860	$6,084	$1,091	Industrial Conglomerates

Source: FactSet

(1)	As of 12/31/21
(2)	Last four quarters available as of 12/31/21

32	Roper Technologies, Inc. 2022 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS (CONTINUED)

Long-Term Measurement Period

A long-term performance period most accurately portrays Roper’s relative performance. Over shorter periods, performance comparisons can be skewed by the easier performance baselines of peer companies that, unlike Roper, have experienced periods of historical underperformance and benefit from a “bounce back” from lower starting points. Conversely, due to Roper’s consistently strong performance and business transformation, comparing other companies short-term performance to that of Roper can generate misleading or distorted results.

CEO Compensation

The Compensation Committee considers many factors in determining the compensation of Roper’s CEO, and believes the compensation for the position is reasonable, appropriate, and aligned with shareholders’ best interests.

Broad Responsibilities and Effective Leadership

Mr. Hunn joined Roper in 2011, and worked closely with our prior CEO and President, Brian D. Jellison, to develop and implement the capital deployment process under which Roper has invested billions of dollars in acquisitions that have generated sustained superior returns for shareholders. Following his appointment as CEO and President in September 2018, Mr. Hunn has led the Company’s capital deployment efforts and has continued to build and champion Roper’s sustainable high-performance and entrepreneurial culture. Prior to his appointment as CEO, Mr. Hunn served as the Company’s first Chief Operating Officer.

Outstanding Performance and Value Creation

Beginning in 2003, Roper has undergone a business transformation with increasing CRI and margins, providing a platform for continuing growth and future value creation for shareholders. Mr. Hunn made significant contributions to this effort since joining the Company. During Mr. Hunn’s ten years with the Company, including time as our Chief Operating Officer and Chief Executive Officer, Roper’s shareholders have earned a 21.8% compound annual return and a total shareholder return of 673.4%, compared to the S&P 500’s total shareholder return of 414.3% over the same period.

Alignment with Shareholder Value Creation

Mr. Hunn’s compensation is closely tied to the performance of the Company. In 2021, approximately 85% of his total direct compensation was tied to equity awards. This tight alignment between compensation and share price creates a strong incentive to profitably grow the enterprise. In recognition of Mr. Hunn’s heightened responsibilities upon his succession as CEO following Mr. Jellison’s untimely death, in 2019 the Committee also determined to provide Mr. Hunn with a long-term cash incentive to emphasize the importance of attaining continuing and sustainable growth over a five-year term and to protect the continuity of leadership during the period of transition. For additional information on the long-term cash incentive see “CEO Special Long-Term Cash Incentive” below.

External Comparisons

Compensation for Roper’s CEO is within the range for Roper’s self-selected peers and high-performing chief executive officers of publicly traded companies. Among private equity firms, compensation for Roper’s CEO is below levels that would be expected for commensurate levels of performance. Further, we believe that compensation for our CEO has been reasonable and reflects the value created for shareholders over both the short and long-term.

In reviewing Mr. Hunn’s compensation in early 2021, the Compensation Committee reviewed his compensation compared to similarly situated CEOs, and in light of an 11% increase in his salary in 2019, the Compensation Committee decided to maintain his salary and his annual bonus opportunity at $1,000,000, and 200% of his base salary, respectively. The Committee did increase Mr. Hunn’s total target direct compensation by 3.5%, with the increase allocated entirely to long-term equity compensation.

Roper Technologies, Inc. 2022 Proxy Statement	33

COMPENSATION DISCUSSION AND ANALYSIS (CONTINUED)

Internal Pay Equity

The Compensation Committee considers the scope of responsibilities, experience, and performance of our executive officers and believes all named executive officers are appropriately compensated from an internal pay equity perspective. Specific considerations in regard to the CEO’s compensation include the breadth of his responsibilities and his leadership role in developing and executing Roper’s business strategy. Consistent with Roper’s lean organization, we made a conscious decision to not have many traditional corporate staff positions and levels. In addition to low corporate overhead, Roper’s decentralized model results in operating business leaders who are highly compensated but are not named executive officers. In addition to rigorous executive development programs for key employees who may become executive officers, the Compensation Committee monitors compensation of other key Company leaders against external and internal standards. This supports our succession planning process and ensures its continuing effectiveness, as evidenced by the Company’s performance since Mr. Hunn’s succession of Mr. Jellison as President and CEO in September 2018.

ANALYSIS OF 2021 COMPENSATION

This section discusses compensation actions taken in 2021 for our named executive officers, as reported in the “Executive Compensation” section below.

Base Salary

In early 2021, the Compensation Committee increased the salaries of three of our named executive officers to reflect market practice and continued superior performance: Mr. Conley from $565,000 to $590,000, Mr. Crisci from $660,000 to $690,000, and Mr. Stipancich from $720,000 to $750,000. Mr. Hunn’s salary remained unchanged at $1,000,000.

Annual Cash Incentive

Incentive Opportunities

Annual cash incentive opportunities for 2021 for our named executive officers, expressed as a percentage of base salary (as established in early 2021) were set as follows: Mr. Hunn (200%), Mr. Crisci (125%), Mr. Conley (100%) and Mr. Stipancich (125%). Opportunities are reflective of market practice and were maintained at the same percentages as 2020. Our practice has been to cap our annual incentive bonuses at the percentages above in the interest of risk mitigation and avoidance of a short-term focus to decision-making. With respect to 2021 only, the named executive officers had the opportunity to earn an incremental cash incentive as described below.

Funding Schedule and 2021 Incremental Cash Incentive Opportunity

Similar to prior years, the annual cash incentive was determined based on the growth in adjusted net earnings. The 2021 adjusted net earnings were required to reach at least $1.346 billion (2020 adjusted net earnings) for any bonus to be earned. At $1.346 billion of adjusted net earnings, 20% of the full bonus opportunity would be earned. If adjusted net earnings increased 10% to $1.480 billion, then 100% of the full bonus amount would be earned. If between $1.346 billion and $1.480 billion, the percentage of the bonus opportunity earned would be determined through straight-line interpolation, as shown in the chart below.

In light of the challenges posed by COVID-19 and deterioration in the energy markets in both 2020 and a significant portion of 2021, as well as the Compensation Committee’s determination to not reduce performance targets or otherwise exercise discretion with respect to the 2020 annual incentive bonus, solely for 2021 the Compensation Committee adopted an incremental cash opportunity to earn up to 50% of each named executive officer’s target bonus should the Company overdrive growth beyond the maximum payout threshold of 10% adjusted net earnings growth under the 2021 annual cash incentive plan. If adjusted net earnings increased 15% to $1.548 billion, then the entire incremental bonus would be earned (with straight-line interpolation applied between 10% and 15% adjusted net earnings growth). The Compensation Committee provided this incremental overdrive bonus opportunity to further incentivize the management team to deliver outstanding incremental growth to make up for the lower than anticipated earnings growth in 2020. This incremental opportunity applied only to 2021 and is not being continued in 2022.

34	Roper Technologies, Inc. 2022 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS (CONTINUED)

For 2021, the Company’s adjusted net earnings were $ 1.624 billion (representing a 20.7% increase over the prior year);1 accordingly, the Compensation Committee approved payment of 100% of the bonus opportunity as well as the entire incremental bonus opportunity. The performance bonuses to our named executive officers for 2021 are shown in the 2021

Summary Compensation Table below under the “Non-Equity Incentive Plan Compensation” column.

For 2022, the Committee increased the threshold for earning the minimum bonus from flat growth in adjusted net earnings to an increase of 2.5% over 2021.

2021 Annual Cash Incentive Schedule

Adjusted net earnings is net earnings increased or reduced to eliminate the effects of extraordinary items, accounting changes, income-related taxes, restructuring of debt obligations, asset dispositions, asset write-downs or impairment charges, acquisition-related expenses, acquisition-related intangible amortization, impact of GAAP adjustments to acquired deferred revenue, litigation expenses and settlements, reorganization and restructuring programs, and non-recurring or special items (as discussed in the Company’s quarterly earnings releases).

The table below shows the annual incentive cash payments for fiscal years 2020 and 2021, as well as the percent of base salary that such payment represented for each named executive officer. With respect to 2020, the Compensation Committee determined not to revise the annual incentive plan targets despite the unprecedented challenges posed by COVID-19, along with the significant deterioration in the energy markets. For 2020, 29.2% of the bonus opportunity was earned.

	2020 Bonus Payment	Percent of Bonus Opportunity Earned	Percent of Base Salary	2021 Bonus Payment	Percent of Base Salary

Mr. Hunn	$584,000	29.2%	58.4%	$3,000,000	300%

Mr. Crisci	$240,900	29.2%	36.5%	$1,293,750	187.5%

Mr. Stipancich	$262,800	29.2%	36.5%	$1,406,250	187.5%

Mr. Conley	$164,980	29.2%	29.2%	$885,000	150%

[1]

On a basis adjusted for continuing operations (eliminating discontinued operations), adjusted net earnings increased 23.5%. As such, 100% of the bonus opportunity and the entire incremental bonus opportunity was earned had discontinued operations been removed from the calculation.

Roper Technologies, Inc. 2022 Proxy Statement	35

COMPENSATION DISCUSSION AND ANALYSIS (CONTINUED)

CEO Special Long-Term Cash Incentive

2019-23 Incentive Opportunity

In 2019, the Compensation Committee provided Mr. Hunn with a special long-term cash incentive award in recognition of his heightened responsibility in assuming the CEO role upon Mr. Jellison’s untimely death, to protect continuity of leadership during a period of transition, and to emphasize the importance of long-term sustained earnings and cash flow generation. The Compensation Committee established a special five-year performance period commencing January 1, 2019 and concluding December 31, 2023. The maximum amount that may be earned at the end of the five-year period is $18.6 million. The Company’s cumulative adjusted EBITDA over the five-year performance period is required to reach at least $9.880 billion for any portion of the award to be earned. If cumulative adjusted EBITDA is $9.880 billion, then the amount to be awarded will be $6.512 million1. If the cumulative adjusted EBITDA reaches $11.290 billion, then the full award, $18.6 million, will be earned2. If between $9.880 billion and $11.290 billion, the percentage of the long-term incentive opportunity earned will be determined through straight-line interpolation, as shown in the chart below. The cumulative adjusted EBITDA target is subject to adjustment on an annual basis to reflect the impact of material acquisitions and divestitures.

This special long-term cash incentive award was granted to Mr. Hunn for the reasons stated above and is not intended to be a recurring element of his compensation.

[1]	In 2020, the cumulative adjusted EBITDA target was revised to address the impact of the Company’s divestitures of its Gatan and imaging businesses.
[2]	To the extent Mr. Hunn elects not to defer payment of the incentive amount or is unable to defer such amount, the incentive amount that is not deferred shall be increased by 7.5%.

CEO 2019-23 Special Long-Term Cash Incentive Schedule

Adjusted EBITDA is earnings before interest, income-related taxes, depreciation and amortization, increased or reduced to eliminate the effects of extraordinary items, discontinued operations, restructuring of debt obligations, asset dispositions, asset write-downs or impairment charges, acquisition-related expenses, litigation expenses and settlements, reorganization and restructuring programs, and non-recurring or special items (as discussed in the Company’s quarterly earnings releases).

36	Roper Technologies, Inc. 2022 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS (CONTINUED)

Long-Term Stock Incentives

We award both stock options and performance-based restricted stock to our named executive officers. In combination, we believe these awards provide a balanced focus on sustainable long-term shareholder value creation and retention of key executives. Prior to 2020, Roper’s historical practice had been to award a fixed number of long-term stock incentives. However, as a result of the sustained superior performance of Roper’s stock price, and in light of market practice, the Compensation Committee transitioned to a dollar value-based approach for all named executive officers in 2020. The value of the awards is reflective of market practice within our compensation peer group. We have consistently used EBITDA and operating cash flow (less capital expenditures and capitalized software) as the metrics for determining the vesting of performance-based restricted stock awards as these two metrics are strongly correlated with the value our shareholders receive from Company performance. The target value of the awards granted to our named executive officers in January 2021 is set forth below. The total target value of awards for 2021 increased over 2020 by 4.1% for Mr. Hunn, 4.6% for Messrs. Crisci and Stipancich, and 4.7% for Mr. Conley.

Fiscal 2021 Long-Term Equity Awards

	Value of Stock Options	Value of Performance- Based Restricted Stock*	Total Target Value of Awards

Mr. Hunn	$4,425,000	$13,275,000	$17,700,000

Mr. Crisci	$1,450,000	$4,200,000	$5,650,000

Mr. Stipancich	$900,000	$2,500,000	$3,400,000

Mr. Conley	$850,000	$2,525,000	$3,375,000

*

The value of the award granted is based on the weighted average closing price for the Company’s common stock over the 15 trading days ending on the date of grant, which is reflected in the minor discrepancies in the amounts reported under the “Stock Awards” column in the Summary Compensation Table.

These awards are shown in the 2021 Grants of Plan-Based Awards table.

The CEO’s 2021 stock options vest on the third anniversary of the date of grant. With respect to the other named executive officers, 50% of their stock options vest on the second and the third anniversaries of the date of grant.

•

The CEO’s 2021 restricted shares vest on the Compensation Committee’s certification of performance against the following performance criteria (with one half of the award assessed against the first criterion and the second half assessed against the second criterion):

•

Generation of at least $5.049 billion of adjusted EBITDA (as defined above) for the 36-month period of October 2020 through September 2023. At $5.049 billion, 17.5% of the award shall vest, and at $5.449 billion, 50% of the award shall vest, with pro-rated vesting using straight line interpolation between these two points. No portion of this half of the award will vest if the Company fails to achieve $5.049 billion in adjusted EBITDA.

•

For the 36-month period of October 2020 through September 2023, operating cash flow less capital expenditures and capitalized software (as a percentage of net revenue) must be at the 50th percentile of the S&P 500 (excluding finance, real estate, and utilities) (the “Modified S&P 500”). At the 50th percentile, 17.5% of the award shall vest, and at the 75th percentile, 50% of the award shall vest, with pro-rated vesting using straight-line interpolation between these two points. No portion of this half of the award will vest if the Company fails to reach at least the 50th percentile.

•

For our other named executive officers, the 2021 restricted shares vest on the Compensation Committee’s certification of performance against the following performance criteria (with quarters of each award assessed against the individual criterion set forth below):

Roper Technologies, Inc. 2022 Proxy Statement	37

COMPENSATION DISCUSSION AND ANALYSIS (CONTINUED)

•

Generation of at least $3.366 billion of adjusted EBITDA (as defined above) for the 24-month period of October 2020 through September 2022. At $3.366 billion, 8.75% of the award shall vest, and at $3.633 billion, 25% of the award shall vest, with pro-rated vesting using straight line interpolation between these two points. No portion of this quarter of the award will vest if the Company fails to achieve $3.366 billion in adjusted EBITDA.

•

For the 24-month period of October 2020 through September 2022, operating cash flow less capital expenditures and capitalized software (as a percentage of net revenue) must be at the 50th percentile of the Modified S&P 500. At the 50th percentile, 8.75% of the award shall vest, and at the 75th percentile, 25% of the award shall vest, with pro-rated vesting using straight-line interpolation between these two points. No portion of this quarter of the award will vest if the Company fails to reach at least the 50th percentile.

•

Generation of at least $5.049 billion of adjusted EBITDA (as defined above) for the 36-month period of October 2020 through September 2023. At $5.049 billion, 8.75% of the award shall vest, and at $5.449 billion, 25% of the award shall vest, with pro-rated vesting using straight line interpolation between these two points. No portion of this quarter of the award will vest if the Company fails to achieve $5.049 billion in adjusted EBITDA.

•

For the 36-month period of October 2020 through September 2023, operating cash flow less capital expenditures and capitalized software (as a percentage of net revenue) must be at the 50th percentile of the Modified S&P 500. At the 50th percentile, 8.75% of the award shall vest, and at the 75th percentile, 25% of the award shall vest, with pro-rated vesting using straight-line interpolation between these two points. No portion of this quarter of the award will vest if the Company fails to reach at least the 50th percentile.

For the 2022 long-term equity awards tied to cumulative EBITDA growth, the Committee changed the methodology used to set the three-year cumulative EBITDA targets required to achieve vesting. This revised methodology resulted in an incremental increase of approximately 9% (or $536 million) of EBITDA, at both the threshold and maximum target levels, required for vesting under the 2022 awards. Such increase due to this methodology change is in addition to the annual increase in baseline EBITDA growth the Committee requires each year for long-term equity awards.

ADDITIONAL INFORMATION ABOUT OUR PROGRAM

Other arrangements and considerations important to a shareholder’s understanding of our overall executive compensation program are described below.

Share Ownership and Retention Guidelines

We believe named executive officers should have a significant equity interest in the Company. To promote equity ownership and further align the interests of our named executive officers with those of our shareholders, we adopted share ownership and retention guidelines for our named executive officers. The guidelines are expected to be achieved within five years. Until the ownership requirements are met, a named executive officer must retain 60% of any applicable shares received (on a net after tax basis) under our equity compensation program. In 2021, the Committee revised the guidelines to exclude the value of any “in the money” vested stock options for purposes of determining compliance with the guidelines. At the end of fiscal 2021, all named executive officers were in compliance with our share ownership guidelines.

Position	Stock Ownership Multiple
CEO	7 times base salary
Other Named Executive Officers	3 times base salary

Shares Included	Shares Not Included
• Shares in which the executive or his or her spouse or child has a direct or indirect interest; and • Shares owned in 401(k), savings, and profit sharing plans.	• Vested or Unvested stock options; and • Unvested performance-based equity awards.

38	Roper Technologies, Inc. 2022 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS (CONTINUED)

Anti-Hedging and Anti-Pledging Policy

We prohibit our named executive officers and directors from engaging in transactions involving derivative instruments with respect to Company securities, and other securities immediately convertible or exchangeable into Company securities, and from pledging shares of Company common stock. The numbers of shares pledged as of the date of the adoption of the policy in January 2015 are excepted from this policy. Consistent with this exception, as of March 31, 2022, Christopher Wright directly held 35,208 shares in a margin account. In addition, 14,500 shares indirectly held by Mr. Wright (of which he has continuing beneficial ownership of 1%) are also held in a margin account. Mr. Wright is the only individual to whom this exception applies.

“Clawback” Policy

In the event of a material restatement of the Company’s financial results, other than a restatement due to changes in accounting principles or applicable law or interpretations thereof, the Board will review the facts and circumstances that led to the requirement for the restatement and will take such actions, including clawback, as it deems necessary or appropriate. The Board will consider whether any named executive officer received cash or equity compensation based on the original financial statements because it appeared financial performance targets had been met, when in fact such targets were not achieved based on the restatement. The Board will also consider the accountability of any named executive officer whose acts or omissions were responsible in whole or in part for the events that led to the restatement and whether such acts or omissions constituted misconduct.

Regulatory Considerations

Effective for taxable years beginning after December 31, 2017, the Tax Cuts and Jobs Act changed certain aspects of executive compensation, including elimination of a Company’s ability to deduct “performance-based” compensation in excess of $1 million to named executive officers under Section 162(m) of the Code. We will continue to consider tax implications in making compensation decisions and, when believed to be in the best long-term interests of our shareholders, we may provide compensation that is not fully deductible.

In making decisions about executive compensation, we also consider the impact of other regulatory provisions, including Section 409A of the Code regarding non-qualified deferred compensation and Section 280G of the Code regarding compensation pursuant to a change in control. We also consider how various elements of compensation will impact our financial results. For example, ASC Topic 718, the accounting standard that determines the cost to be recognized for equity awards, is considered when awarding stock options and restricted stock awards.

Roper Technologies, Inc. 2022 Proxy Statement	39

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During 2021, Mses. Thatcher and Brinkley and Messrs. Johnson, Prezzano and Wright served on the Compensation Committee. No member of the Compensation Committee was, during 2021, an officer or employee of the Company, was formerly an officer of the Company, or had any relationship requiring disclosure by the Company as a related party transaction under Item 404 of Regulation S-K under the Securities Act of 1933 (the “Securities Act”). During 2021, none of the Company’s executive officers served on either the board of directors or the compensation committee of any other entity, any officers of which served on either the Board of Directors or the Compensation Committee of the Company.

COMPENSATION COMMITTEE REPORT

We have reviewed and discussed the foregoing Compensation Discussion and Analysis with management. Based on our review and discussion with management, we have recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

Submitted by:

Laura G. Thatcher, Chair

Amy Woods Brinkley

Robert D. Johnson

Christopher Wright

40	Roper Technologies, Inc. 2022 Proxy Statement

EXECUTIVE COMPENSATION

The following table sets forth the compensation earned by our named executive officers in the fiscal years noted.

2021 Summary Compensation Table

Name and Principal Position	Year	Salary(1) ($)	Stock Awards(2) ($)	Option Awards(2) ($)	Non-Equity Incentive Plan Compensation(1)(3) ($)	All Other Compensation(4) ($)	Total Compensation ($)

L. Neil Hunn	2021	1,000,000	12,946,468	4,425,029	3,000,000	160,558	21,532,055
President and Chief	2020	895,833	13,091,674	4,249,979	584,000	257,466	19,078,951
Executive Officer	2019	1,000,000	12,163,500	3,396,474	2,000,000	252,440	18,812,414

Robert C. Crisci	2021	690,000	4,095,969	1,450,038	1,293,750	103,322	7,633,079
Executive Vice President	2020	605,000	4,107,170	1,400,003	240,900	138,252	6,491,325
and Chief Financial Officer	2019	635,000	3,784,200	1,415,198	793,750	139,901	6,768,049

John K. Stipancich	2021	750,000	2,437,998	899,989	1,406,250	105,432	5,599,669
Executive Vice President,	2020	660,000	2,464,376	850,026	262,800	143,156	4,380,358
General Counsel and Corporate Secretary	2019	695,000	2,229,975	849,119	868,750	132,000	4,774,843

Jason Conley	2021	590,000	2,462,374	849,984	885,000	89,730	4,877,088
Vice President and Chief Accounting Officer	2020	517,917	2,464,376	825,003	164,980	109,805	4,082,081
	2019	540,000	2,216,460	809,493	540,000	109,597	4,215,550

(1)

Amounts shown include, as applicable, deferrals to the 401(k) plan and the Non-Qualified Retirement Plan. During fiscal year 2020, the Compensation Committee reduced Mr. Hunn’s salary 25% and Messrs. Crisci, Stipancich and Conley’s respective salaries by 20% for the period of May through September due to challenges and uncertainties related to the COVID-19 pandemic.

(2)

The dollar values shown represent the grant date fair values for restricted stock and option awards calculated in accordance with ASC Topic 718. The assumptions used in determining the grant date fair values of these option awards are set forth in Note 12 to our consolidated financial statements for 2021, which are included in our Annual Report on Form 10-K for the fiscal year ended 2021 filed with the SEC. There is no assurance that these amounts will be realized. The restricted stock awards are all subject to performance-based vesting criteria. The performance-based criteria for awards granted in 2021 are described in the CD&A under “Analysis of 2021 Compensation—Long-Term Stock Incentives,” and the vesting schedule for awards granted in 2021 is set forth in the notes to the 2021 Outstanding Equity Awards at Fiscal Year End table below.

(3)

The amounts in this column reflect payments made pursuant to our cash incentive program, which is described above in the CD&A under “Analysis of 2021 Compensation—Annual Cash Incentive,” and were based upon base salaries as of the beginning of the year.

(4)

Amounts reported in the “All Other Compensation” column for 2021 include the following items. In respect of any of these items that constitute perquisites, the value shown is the Company’s incremental cost.

Name	Club Memberships ($)	Company Car ($)	Additional Medical Services ($)	Financial Planning ($)	Contributions to Defined Contribution Plans(a) ($)
L. Neil Hunn	10,606	24,000	3,500	3,652	118,800
Robert C. Crisci	6,004	24,000	3,500	-	69,818
John K. Stipancich	-	24,000	5,472	-	75,960
Jason Conley	10,606	19,000	3,500	-	56,624

(a)	Reflects contributions to the Non-Qualified Retirement Plan and the 401(k) plan.

Roper Technologies, Inc. 2022 Proxy Statement	41

EXECUTIVE COMPENSATION (CONTINUED)

2021 Grants of Plan-Based Awards

The following table sets forth certain information with respect to grants of plan-based awards to the named executive officers for the fiscal year ended December 31, 2021.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)		All Other Option Awards:# of Securities Underlying Options		Exercise / Base Price of Option Awards ($/Sh)	Grant Date Fair Value(4) ($)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)

L. Neil Hunn	01/13/2021				5,484	31,336				12,946,468
	01/13/2021						47,432	(3)	413.15	4,425,029
	01/13/2021	400,000	2,000,000	3,000,000

Robert C. Crisci	01/13/2021				1,735	9,914				4,095,969
	01/13/2021						15,543	(3)	413.15	1,450,038
	01/13/2021	172,500	862,500	1,293,750

John K. Stipancich	01/13/2021				1,180	5,901				2,437,998
	01/13/2021						9,647	(3)	413.15	899,989
	01/13/2021	187,500	937,500	1,406,250

Jason Conley	01/13/2021				1,192	5,960				2,462,374
	01/13/2021						9,111	(3)	413.15	849,984
	01/13/2021	118,000	590,000	885,000

(1)

For an explanation of the material terms, refer to the CD&A section above captioned “Analysis of 2021 Compensation—Annual Cash Incentive.” Amounts paid under this program for 2021 are set forth in the 2021 Summary Compensation Table.

(2)

The performance restricted shares awarded to Mr. Hunn vest in November 2023. The performance restricted shares awarded to Messrs. Crisci, Stipancich and Conley vest in two equal tranches in November 2022 and November 2023. All awards are subject to the performance criteria described in the CD&A under “Analysis of 2021 Compensation—Long-Term Stock Incentives.” The threshold payout applicable to Mr. Hunn represents the number of shares that would vest upon the satisfaction of the threshold level of performance for one of the two performance criteria. The threshold payout applicable to the other named executive officers represents the total number of shares that would vest upon the satisfaction of the threshold level of performance for one of the two performance criteria for each tranche of the award. No maximum payout is provided as there is no incremental payout in the event the target level of performance is exceeded. Dividends on restricted shares will be paid only if the shares are earned by performance.

(3)

The stock options awarded to Mr. Hunn vest in January 2024. The stock options awarded to Messrs. Crisci, Stipancich and Conley vest in two equal installments in January 2023 and 2024. All stock options expire on the tenth anniversary of the grant. The exercise price of the stock options is 100% of the fair market value of our common stock on the date of grant.

(4)	The dollar values reflect the grant date fair value of the awards as calculated in accordance with ASC Topic 718.

42	Roper Technologies, Inc. 2022 Proxy Statement

EXECUTIVE COMPENSATION (CONTINUED)

2021 Outstanding Equity Awards at Fiscal Year End

The following table sets forth certain information with respect to outstanding equity awards at December 31, 2021 for the named executive officers.

	Option Awards					Stock Awards
Name	# of Securities Underlying Unexercised Options Exercisable	# of Securities Underlying Unexercised Options Unexercisable		Option Exercise Price ($)	Option Expiration Date	# of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: # of Unearned Shares, Units or Other Rights That Have Not Vested		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested ($)(1)
L. Neil Hunn	5,000			115.22	01/17/2023
	30,000			125.68	11/19/2023
	30,000			156.40	11/17/2024
	30,000			185.75	11/17/2025
	40,000			185.42	01/19/2027
	60,000			275.69	01/19/2028
		60,000	(2)	270.30	01/15/2029
		57,068	(3)	372.60	01/14/2030
		47,432	(4)	413.15	01/13/2031
								66,472	(7)(11)	32,694,918
Robert C. Crisci	2,000			145.75	01/16/2025
	8,000			170.61	03/09/2026
	12,000			185.42	01/19/2027
	10,000			228.84	06/09/2027
	25,000			275.69	01/19/2028
	12,500	12,500	(2)	270.30	01/15/2029
		18,799	(5)	372.60	01/14/2030
		15,543	(6)	413.15	1/13/2031
								15,425	(8)(11)	7,586,941
John K. Stipancich	4,500			228.84	06/09/2027
	15,000			275.69	01/19/2028
	7,500	7,500	(2)	270.30	01/15/2029
		11,414	(5)	372.60	01/14/2030
		9,647	(6)	413.15	01/13/2031
								9,208	(9)(11)	4,529,047
Jason Conley
	5,000			134.23	03/11/2024
	6,000			165.97	03/11/2025
	6,000			170.61	03/09/2026
	10,000			185.42	01/19/2027
	12,000			275.69	01/19/2028
	7,150	7,150	(2)	270.30	01/15/2029
		11,078	(5)	372.60	01/14/2030
		9,111	(6)	413.15	01/13/2021
								9,267	(10)(11)	4,558,067

(1)	Calculated by multiplying $491.86, the closing market price of our common stock on December 31, 2021, by the number of restricted shares that have not vested.

(2)	These stock options were granted on January 15, 2019 with unexercisable shares vesting in January 2022.

(3)	These stock options were granted on January 14, 2020 with unexercisable shares vesting in January 2023.

(4)	These stock options were granted on January 13, 2021 with unexercisable shares vesting in January 2024.

(5)	These stock options were granted on January 14, 2020 with unexercisable shares vesting in two equal installments in January 2022 and 2023.

Roper Technologies, Inc. 2022 Proxy Statement	43

EXECUTIVE COMPENSATION (CONTINUED)

(6)	These stock options were granted on January 13, 2021 with unexercisable shares vesting in two equal installments in January 2023 and 2024.

(7)	This represents multiple restricted stock awards with the remaining shares of each grant vesting, subject to certification that applicable Company performance conditions have been met, as follows:

(I)	35,136 shares granted on January 14, 2020 and vesting in November 2022; and

(II)	31,336 shares granted on January 13, 2021 and vesting in November 2023.

(8)	This represents multiple restricted stock awards with the remaining shares of each grant vesting, subject to certification that applicable Company performance conditions have been met, as follows:

(I)	5,512 shares remaining from 11,023 shares granted on January 14, 2020 and vesting in November 2022; and

(II)	9,914 shares granted on January 13, 2021 and vesting in two equal installments in November 2022 and November 2023.

(9)	This represents multiple restricted stock awards with the remaining shares of each grant vesting, subject to certification that applicable Company performance conditions have been met, as follows:

(I)	3,307 shares remaining from 6,614 shares granted on January 14, 2020 and vesting in November 2022; and

(II)	5,901 shares granted on January 13, 2021 and vesting in two equal installments in November 2022 and November 2023.

(10)	This represents multiple restricted stock awards with the remaining shares of each grant vesting, subject to certification that applicable Company performance conditions have been met, as follows:

(I)	3,307 shares remaining from 6,614 shares granted on January 14, 2020 and vesting in November 2022; and

(II)	5,960 shares granted on January 13, 2021 and vesting in two equal installments in November 2022 and November 2023.

(11)	For all restricted stock awards granted, the vesting only occurs if the Compensation Committee certifies our Company’s attainment of related performance goals.

44	Roper Technologies, Inc. 2022 Proxy Statement

EXECUTIVE COMPENSATION (CONTINUED)

2021 Option Exercises and Stock Vested

Name	Option Awards		Stock Awards
	# of Shares Acquired on Exercise	Value Realized Upon Exercise ($)	# of Shares Acquired on Vesting	Value Realized on Vesting ($)

L. Neil Hunn	-	-	45,000	22,022,100

Robert C. Crisci	-	-	12,511	6,122,633

John K. Stipancich	4,500	1,045,220	7,432	3,637,072

Jason Conley	5,000	1,673,900	7,407	3,624,838

No Pension Benefits

None of our named executive officers participates in a Company-sponsored defined-benefit pension plan.

2021 Non-Qualified Deferred Compensation

Pursuant to our Company’s Non-Qualified Retirement Plan, named executive officers may defer base salary and payments earned under the cash incentive program. Deferral elections are made by eligible executives before the beginning of each year for amounts to be earned in the following year. The executive may invest such amounts in funds that are substantially similar to those available under the 401(k) plan.

The following table sets forth certain information with respect to the Non-Qualified Retirement Plan for our named executive officers during the fiscal year ended December 31, 2021.

Name	Executive Contributions in Last FY(1) ($)	Registrant Contributions in Last FY(2) ($)	Aggregate Earnings in Last FY(3) ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)

L. Neil Hunn	157,600	97,050	34,975	(681,653)	432,190

Robert C. Crisci	93,090	48,068	215,296	-	1,461,124

John K. Stipancich	60,768	54,210	57,260	-	932,156

Jason Conley	157,988	34,874	173,712	(15,647)	2,183,935
(1)

Amounts reflect participant deferrals under the Non-Qualified Retirement Plan during the fiscal year ended December 31, 2021 and all of these amounts are included in the Summary Compensation Table above in the “Salary” or “Non-Equity Incentive Plan Compensation” column as applicable.

(2)	The amounts are included in the Summary Compensation Table in the “All Other Compensation” column.

(3)

No portion of these earnings was included in the Summary Compensation Table because the Non-Qualified Retirement Plan does not provide for “above-market” or preferential earnings as defined in applicable SEC rules.

Potential Payments upon Termination or Change in Control

The offer letters with Messrs. Hunn and Stipancich provide for certain benefits in the event of the termination of the officer’s employment under certain conditions. The amount of the benefits varies depending on the reason for termination, as explained below. In no event will excise tax gross-ups be paid in regard to a termination of employment related to a change in control.

Roper Technologies, Inc. 2022 Proxy Statement	45

EXECUTIVE COMPENSATION (CONTINUED)

Offer Letters to Messrs. Hunn and Stipancich, and Special Long-Term Cash Incentive Arrangement with Mr. Hunn

Mr. Hunn. Pursuant to an offer letter dated August 18, 2011, if Mr. Hunn’s employment were to be terminated without cause, he would be entitled to receive one year of medical benefit coverage and a severance payment equal to his then-current annual base salary. In addition, Mr. Hunn is party to a long-term cash incentive arrangement, the material terms of which may be found in the CD&A section above captioned “Analysis of 2021 Compensation—CEO Special Long-Term Cash Incentive”.

Mr. Stipancich. Pursuant to an offer letter dated June 17, 2016, if Mr. Stipancich’s employment were to be terminated without cause, he would be entitled to receive one year of medical benefit coverage and a severance payment equal to his then-current annual base salary, plus a pro-rated bonus based upon Company performance.

Summary of Termination Payments and Benefits

The following tables summarize the value of the termination payments and benefits that each of our named executive officers would receive if he had terminated employment on December 31, 2021 under the circumstances shown. Scenarios for termination for cause, voluntary resignation, and retirement have not been included because, in those circumstances, no severance or other additional payments would be made to named executive officers. Other than with respect to Mr. Hunn’s Special Long-Term Cash Incentive Award, scenarios for termination due to death or disability have not been included because they do not discriminate in scope, terms or operation in favor of named executive officers compared to the benefits offered to all salaried employees.

46	Roper Technologies, Inc. 2022 Proxy Statement

EXECUTIVE COMPENSATION (CONTINUED)

L. NEIL HUNN

	Termination Scenario
Potential Payments Upon Termination or Change in Control	By Employee For Good Reason	By Company Without Cause	Change in Control(1)

Cash payments	$-	$1,000,000	$1,000,000

Payments related to Long-Term Cash Incentive Award(2)	11,163,000	11,163,000	11,163,000

Accelerated Equity Awards(3)(4)

2019 Stock Option Grant	-	-	13,293,600

2020 Stock Option Grant	-	-	6,805,930

2021 Stock Option Grant	-	-	3,733,373

2020 Restricted Stock Grant	-	-	17,281,993

2021 Restricted Stock Grant	-	-	15,412,925

Continued Medical Benefits	-	22,311	22,311

Total	$11,163,000	$12,185,311	$68,690,821

ROBERT C. CRISCI

	Termination Scenario
Potential Payments Upon Termination or Change in Control	By Employee For Good Reason	By Company Without Cause	Change in Control(1)

Cash payments	$ -	$ -	$-

Accelerated Equity Awards(3)(4)

2019 Stock Option Grant	-	-	2,769,500

2020 Stock Option Grant	-	-	2,241,969

2021 Stock Option Grant	-	-	1,223,390

2020 Restricted Stock Grant	-	-	2,710,640

2021 Restricted Stock Grant	-	-	4,876,300

Continued Medical Benefits	-	-	-

Total	$ -	$ -	$13,821,799

JOHN K. STIPANCICH

	Termination Scenario
Potential Payments Upon Termination or Change in Control	By Employee For Good Reason	By Company Without Cause	Change in Control(1)

Cash payments	$ -	$1,687,500	$1,687,500

Accelerated Equity Awards(3)(4)

2019 Stock Option Grant	-	-	1,661,700

2020 Stock Option Grant	-	-	1,361,234

2021 Stock Option Grant	-	-	759,315

2020 Restricted Stock Grant	-	-	1,626,581

2021 Restricted Stock Grant	-	-	759,315

Continued Medical Benefits	-	22,311	22,311

Total	$ -	$1,709,811	$9,998,796

Roper Technologies, Inc. 2022 Proxy Statement	47

EXECUTIVE COMPENSATION (CONTINUED)

JASON CONLEY

	Termination Scenario
Potential Payments Upon Termination or Change in Control	By Employee For Good Reason	By Company Without Cause	Change in Control(1)

Cash payments	$ -	$ -	$-

Accelerated Equity Awards(3)(4)

2019 Stock Option Grant	-	-	1,584,154

2020 Stock Option Grant	-	-	1,321,162

2021 Stock Option Grant	-	-	717,127

2020 Restricted Stock Grant	-	-	1,626,581

2021 Restricted Stock Grant	-	-	2,931,486

Continued Medical Benefits	-	-	-

Total	$ -	$ -	$8,180,510
(1)	Assumes employment is terminated involuntarily without cause.

(2)

The amounts in this row represent the maximum amounts to be paid pursuant to the terms of Mr. Hunn’s Special Long-Term Cash Incentive Award under the above scenarios. The maximum amount to be paid under the Special Long-Term Cash Incentive Award is $18,605,000. To the extent Mr. Hunn elects not to defer payment of the incentive amount or is unable to defer such amount, the incentive amount that is not deferred shall be increased by 7.5%. In general, under each scenario, Mr. Hunn is entitled to a pro-rated portion of the five-year award, which at December 31, 2021, is 60% of the award. In the event of Mr. Hunn’s death or disability, the award remains outstanding, and upon the certification of the performance criteria by the Compensation Committee at the conclusion of the performance period, the amount earned would be paid to Mr. Hunn’s estate.

(3)	Based on closing market price of our common stock on December 31, 2021 of $491.86 per share.

(4)

Under the terms of our 2016 Incentive Plan, if within two years after a change in control, employment is terminated by the employee for good reason or by the acquirer without cause, or if the acquirer does not assume the awards upon a change in control, (i) outstanding stock options become fully exercisable, (ii) time-based vesting restrictions on outstanding restricted stock awards lapse, and (iii) the target payout opportunities on outstanding performance-based restricted stock awards shall be deemed to have been fully earned (subject to the conditions provided in the 2016 Incentive Plan).

CEO Pay Ratio

As required by SEC rules, we compared the total compensation of our CEO in 2021 to that of our median employee for the same period. Through our core human capital management system with supplementation from manual inputs, we collected information for our global workforce of 19,554 employees, including our full-time, part-time and temporary workers, and excluded our employees in Germany (250) and France (678) under the de minimis exemption.

We identified our median employee as of December 31, 2021 by applying a consistent compensation measure for the period from January 1, 2021 to December 31, 2021 across our global employee population—annual salary or hourly pay, bonus and commissions (excluding equity compensation because inclusion of such would have had no impact on the determination of the median employee). We annualized the compensation for our full-time and part-time employees who were newly-hired in 2021. Our median employee’s total 2021 compensation was $98,550 and our CEO’s was $21,557,738 ($25,683 more than as reported in the Summary Compensation Table above due to the inclusion of certain employee benefits). Accordingly, our 2021 CEO to Median Employee Pay Ratio was 219:1.

SEC rules for identifying the median employee permit companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. Consequently, the pay ratios reported by other companies may not be comparable to the pay ratio reported by Roper.

48	Roper Technologies, Inc. 2022 Proxy Statement

PROPOSAL 2: ADVISORY VOTE ON THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS

We are seeking your advisory vote approving the compensation of our named executive officers as disclosed in this Proxy Statement. We believe that our executive compensation program is structured in the best manner possible to support our business objectives, evidenced by the superior long-term returns we continue to deliver to our shareholders. Over the past 5 and 10 years, our compound annual return to shareholders was 22.6% and 19.6%, respectively, compared to the S&P 500’s return over the same periods of 18.5% and 16.6%, respectively.

Our executive compensation program is designed to provide competitive total compensation that is tied to the achievement of Company performance objectives and to attract, motivate and retain individuals who will build long-term value for our shareholders. See the “Proxy Statement Summary” and “Compensation Discussion and Analysis” above for key characteristics of our executive compensation program.

We are seeking shareholder approval of the following resolution:

RESOLVED, that the compensation paid to the Company’s named executive officers as disclosed pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, the compensation tables and the related material disclosed in this Proxy Statement is hereby APPROVED.

The vote on this proposal is advisory and non-binding; however, the Compensation Committee and our Board will review the results of the vote and consider them when making future determinations regarding our executive compensation program.

The Board recommends a vote “FOR” the resolution providing an advisory approval of the compensation of the Company’s named executive officers.

Roper Technologies, Inc. 2022 Proxy Statement	49

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors is comprised of five non-employee directors, each of whom has been determined by the Board of Directors to be independent under the NYSE and SEC rules. The Audit Committee’s responsibilities are set forth in its charter.

The Audit Committee oversees and reviews with the full Board of Directors any issues with respect to the Company’s financial statements, the structure of the Company’s legal and regulatory compliance, the performance and independence of the Company’s independent registered public accounting firm and the performance of the Company’s internal audit function. The Committee retains the Company’s independent registered public accounting firm to undertake appropriate reviews and audits of the Company’s financial statements, determines the compensation of the independent registered public accounting firm, and pre-approves all of their services. The Committee also periodically reviews the work performed by other public accounting firms retained by the Company to provide various financial and information technology services. The Company’s management is primarily responsible for the Company’s financial reporting process and for the preparation of the Company’s financial statements in accordance with GAAP. The Audit Committee maintains oversight of the independent registered public accounting firm by discussing the overall scope and specific plans for their audits, the results of their examinations, their evaluations of the Company’s internal accounting controls and the overall quality of the Company’s financial reporting. The Audit Committee may delegate its duties and responsibilities to a sub-committee of the Committee.

The Audit Committee maintains oversight of the Company’s internal audit function by evaluating the appointment and performance of the Company’s Vice President of internal audit and periodically meeting with this individual to receive and review reports of the work of the Company’s internal audit department. The Audit Committee meets with management on a regular basis to discuss any significant matters, internal audit recommendations, policy or procedural changes and risks or exposures, if any, that may have a material effect on the Company’s financial statements.

The Audit Committee: (i) appointed and retained PricewaterhouseCoopers LLP (“PwC”) as the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2021; (ii) reviewed and discussed with the Company’s management the Company’s audited financial statements for the fiscal year ended December 31, 2021; (iii) discussed with PwC the matters required to be discussed by the Auditing Standard No. 1301, “Communication with Audit Committees,” issued by the Public Company Accounting Oversight Board (the “PCAOB”); (iv) received the written disclosures and the letter from PwC required by PCAOB Ethics and Independence Rule 3526, “Communication with Audit Committees Concerning Independence,” and has discussed with PwC its independence from the Company and its management; (v) discussed matters with PwC outside the presence of management; (vi) reviewed internal audit recommendations; (vii) discussed with PwC the quality of the Company’s financial reporting; and (viii) reviewed and discussed with PwC the results of the audit of the effectiveness of internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”).

In reliance on the reviews, reports and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board of Directors has approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, for filing with the SEC.

AUDIT COMMITTEE

Richard F. Wallman, Chair

Irene M. Esteves

John F. Fort III

Thomas P. Joyce, Jr.

Christopher Wright

The foregoing report and other information provided above regarding the Audit Committee should not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act or the Exchange Act, except to the extent that Roper specifically incorporates this information by reference, and shall not otherwise be deemed filed under either the Securities Act or the Exchange Act.

50	Roper Technologies, Inc. 2022 Proxy Statement

INDEPENDENT PUBLIC ACCOUNTANT’S FEES

Set forth below are the professional fees billed by PwC for the fiscal years ended December 31, 2021 and 2020. It is the Audit Committee’s policy that all services performed by and all fees paid to the independent registered public accounting firm require the Audit Committee’s prior approval. As such, all audit, audit-related tax and other fees were pre-approved by the Audit Committee.

	Dollars in Thousands
Fees	FY 2021	FY 2020

Audit Fees(1)	$5,358	$6,093

Audit-Related Fees(2)	595	477

Tax Fees(3)	618	150

All Other Fees(4)	850	134

Total Fees	$7,422	$6,854
(1)

Aggregate fees from PwC for audit or review services in accordance with the standards of the PCAOB and fees for services, such as statutory audits and review of documents filed with the SEC. Audit fees also include fees paid in connection with services required for compliance with Section 404 of the Sarbanes-Oxley Act.

(2)	Aggregate fees from PwC for assurance and related services which primarily include due diligence on acquisition targets and services related to the divestiture of TransCore.

(3)	Tax fees include tax compliance, assistance with tax audits, tax advice and tax planning data.

(4)	All other fees include XBRL tagging services and transaction support.

As required by Section 10A(i)(1) of the Exchange Act, all audit and non-audit services to be performed by our independent registered public accounting firm must be approved in advance by the Audit Committee, subject to certain exceptions relating to non-audit services accounting for less than five percent of the total fees paid to our independent registered public accounting firm which are subsequently ratified by the Audit Committee. In addition, pursuant to Section 10A(i)(3) of the Exchange Act, as amended, the Audit Committee has established procedures by which the Chair of the Audit Committee may pre-approve such services, provided the Chair subsequently reports the details of the services to the full Audit Committee. All audit-related fees, tax fees and all other fees, as described in the table above, were approved by the Audit Committee.

PROPOSAL 3: RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2022

The Audit Committee has appointed PwC as our independent registered public accounting firm for the year ending December 31, 2022. Our Board of Directors recommends that the shareholders ratify this appointment. PwC has been our Company’s independent registered public accounting firm since May 2002. One or more representatives of PwC are expected to be present at the Annual Meeting and will be given the opportunity to make a statement if they so desire and respond to appropriate questions of shareholders in attendance. If this proposal does not pass, the selection of our independent registered public accounting firm will be reconsidered by the Audit Committee and the Board of Directors. Even if the proposal passes, the Audit Committee may decide to select another firm at any time.

The Board of Directors recommends a vote “FOR” the approval of the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2022.

Roper Technologies, Inc. 2022 Proxy Statement	51

ANNUAL MEETING AND VOTING INFORMATION

Our Company is soliciting the enclosed proxy for use at the 2022 Annual Meeting of Shareholders. This Proxy Statement and the enclosed proxy card are being mailed or otherwise made available to shareholders on or about April 29, 2022.

We are concurrently mailing or making available to shareholders a copy of our 2021 Annual Report, which includes our Annual Report on Form 10-K for the fiscal year ended December 31, 2021. Our Annual Report on Form 10-K and its exhibits are available at www.sec.gov. Our 2021 Annual Report and Annual Report on Form 10-K are not part of these proxy soliciting materials.

This Proxy Statement contains important information for you to consider when deciding how to vote. Please read this information carefully.

Q:	When is the Annual Meeting?

A:	Date & Time:

Monday, June 15, 2022 at 9:00 a.m. (local time) (and at any postponement or adjournments thereof)

Place:

DoubleTree by Hilton Hotel Chicago -

Magnificent Mile

300 E. Ohio St.

Chicago, Illinois 60611

Q:	What is the purpose of this meeting?

A:	This is the Annual Meeting of our shareholders. At this meeting, we will be voting on the following matters:

1.	The election of nine directors;

2.	Approval of, on a non-binding advisory basis, the compensation of our named executive officers; and

3.	Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2022.

Our Board of Directors strongly encourages you to exercise your right to vote on these matters. Your vote is important. Voting early by Internet, telephone or mailing proxy or voting instruction card helps ensure that we receive a quorum of shares necessary to hold the meeting.

Q:	What happens if additional matters are presented at the Annual Meeting?

A.

We are not aware of any matters to be acted upon at the Annual Meeting other than the proposals described in this Proxy Statement. The Board of Directors has named Michael R. Peterson and John K. Stipancich as proxy holders for this Annual Meeting. If for any reason a director nominee is not available as a candidate, the proxy holders may vote your shares for another candidate who may be nominated by the Board, or the Board may reduce its size.

All shares of our common stock represented by properly executed and unrevoked proxies will be voted by the person named as proxy holder in accordance with the instruction given. If no instructions are indicated on a proxy, properly executed proxies will be voted as follows:

FOR each director nominee;

FOR the approval of the compensation of our named executive officers; and

FOR the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2022.

52	Roper Technologies, Inc. 2022 Proxy Statement

Q:	Who may vote at the Annual Meeting?

A:

Only shareholders of record at the close of business on the record date will be entitled to vote at the Annual Meeting or any postponed or adjourned meeting, and these shareholders will be entitled to vote whether or not they have transferred any of their shares of Roper common stock since that date.

Q:	What is the record date?

A:

Our Board has established the close of business on April 20, 2022 as the record date to determine the shareholders of record entitled to receive a notice of, and to vote at, our Annual Meeting or any postponement or adjournment thereof. On the record date, there were 105,884,841 shares of our common stock, $0.01 par value, outstanding and entitled to vote. Each share of our common stock is entitled to one vote that may be voted on each matter to be acted upon at this Annual Meeting.

Q:	What is a shareholder of record?

A:

A shareholder of record or a registered shareholder is a shareholder whose ownership of Roper Technologies, Inc. common stock is reflected directly on the books and records of our transfer agent, Computershare Trust Company, N.A. If you are a shareholder of record, we are providing these materials directly to you.

If you hold your shares of common stock through a bank, broker, or other intermediary, you are considered the “beneficial owner” of those shares held in “street name,” and you are not a shareholder of record. The shareholder of record of the shares is your bank, broker, or other intermediary. If your shares are held in street name, these proxy materials have been forwarded to you by your bank, broker, or other intermediary. As the beneficial owner, you have the right to instruct that institution on how to vote the shares you beneficially own.

Q:	How can I submit my vote?

A:	There are four ways to vote: by Internet, by telephone, by mail or in person. Submitting your proxy by Internet, telephone or mail will not affect your right to attend the Annual Meeting and change your vote. Unless you are voting in person, your vote must be received by 11:59 p.m. Eastern Time on June 14, 2022.

•	By Internet. Have your proxy card available and log on to www.proxypush.com/ROP.

•	By Telephone. Have your proxy card available and call 866-829-5176 toll free (US only) from a touchtone telephone.

•	By Mail. Mark, date, sign, and promptly mail the enclosed proxy card in the postage-paid envelope provided for mailing in the United States.

•	In Person. You may vote by ballot in person at the Annual Meeting. Bring your proxy card if you received one by mail, otherwise we will provide shareholders of record a ballot at the Annual Meeting.

If your shares are held by a bank, broker, or other intermediary, that institution will provide voting instructions with the proxy materials. Please follow the voting instructions that you receive from that institution. Additionally, if you plan to vote in person at the Annual Meeting and your shares are held by a bank, broker, or other intermediary, you must obtain proof of stock ownership as of the record date and have a valid legal proxy from the institution that holds your shares.

Q:	What is a broker non-vote?

A:

If your shares are held in street name through a bank, broker, or other intermediary, you must provide voting instructions to that institution. Under the rules of the NYSE, if you do not provide voting instructions, the institution may vote in its discretion on routine proposals, but not on non-routine proposals, or leave the shares unvoted, which is called a “broker non-vote.”

The following proposals are not considered routine proposals, so banks, brokers, and other intermediaries do not have discretionary authority to vote on these matters if they have not received voting instructions from you: (i) the election of directors; and (ii) the advisory vote on the approval of the compensation of our named executive officers. The ratification of the appointment of the independent registered public accounting firm is considered a routine proposal, so if you do not provide voting instructions, the institution holding your shares may either leave

Roper Technologies, Inc. 2022 Proxy Statement	53

the shares unvoted or vote the shares in its discretion. If your shares are held through a bank, broker, or other intermediary, please follow the voting instructions that you receive from that institution. The institution will not be able to vote your shares on any of the proposals except the appointment of PwC unless you have provided voting instructions.

Q:	How are broker non-votes and abstentions treated?

A:

Broker non-votes are not treated as votes cast for purposes of the election of directors, so they will have no effect on the election of directors. Broker non-votes are not treated as entitled to vote for all other matters proposed for a vote at the meeting, so they will have no effect on those matters. Abstentions are not treated as votes cast for purposes of the election of directors, so they will have no effect on the election of directors. Abstentions are treated as present and entitled to vote so they will have the effect of a vote cast against the approval for all other matters proposed for a vote at the meeting.

Q:	What constitutes a quorum?

A:

To conduct business at our Annual Meeting, we must have a quorum of shareholders present. A quorum is present when a majority of the outstanding shares of stock entitled to vote as of the record date are represented in person or by proxy. Broker non-votes and abstentions will be counted toward the establishment of the quorum. If there is an insufficient number of shares represented for a quorum or to approve any proposal at the Annual Meeting, the Annual Meeting may be postponed or adjourned to permit the further solicitation of proxies.

Q:	How many votes are needed for each proposal?

A:

Our By-laws provide that each director will be elected by a majority of the votes cast with respect to such director (except in the case of contested elections, in which case directors are elected by a plurality). A “majority of the votes cast” means that the number of votes cast “for” a director exceeds the number of votes cast “against” that director. Broker non-votes and abstentions will have no impact as they are not counted as votes cast for the election of directors. If an incumbent director fails to receive a majority of the votes cast, the director will tender his or her resignation to the Board. The

Nominating and Governance Committee or another committee will consider the director’s resignation and recommend to the Board whether to accept or reject the resignation. The Board will publicly disclose its decision regarding the resignation within 90 days after the election results are certified.

The vote on the approval of compensation of our named executive officers is an advisory vote and non-binding on the Company. If the majority of the shares present in person or represented by proxy and entitled to vote are cast in favor of the proposal, then it will be deemed to be the approval of the shareholders. Abstentions will have the effect of a vote against the proposal. Broker non-votes will be excluded from the calculation and will have no effect on the outcome of the voting.

The affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote is required to approve the ratification of the appointment of PricewaterhouseCoopers LLP as the independent registered accounting firm of the Company. Abstentions will have the effect of a vote against these proposals. This proposal is considered a routine matter on which the broker will have discretionary authority to vote on the proposal should a beneficial owner not provide voting instructions. For that reason, if you are a beneficial owner and you wish to vote “for,” “against” or “abstain” on this proposal, you will have to provide your broker with such instruction. Otherwise, your broker will vote in its discretion.

Q:	Is my proxy revocable?

A:

You may revoke your proxy before it is exercised by voting in person at the Annual Meeting, by timely delivering a subsequent proxy or by notifying us in writing of such revocation to the attention of the Corporate Secretary, Roper Technologies, Inc., 6901 Professional Parkway, Suite 200, Sarasota, Florida 34240.

If you are not the shareholder of record, you will need documentation from your record holder stating your ownership to vote personally at the Annual Meeting. See “What is a shareholder of record?” above.

Q:	What is “householding” and how does it affect me?

A.	The proxy rules of the SEC permit companies and intermediaries, such as brokers and banks, to satisfy Proxy Statement delivery requirements

54	Roper Technologies, Inc. 2022 Proxy Statement

for two or more shareholders sharing an address by delivering one set of proxy materials to those shareholders. This procedure, known as “householding,” reduces the amount of duplicate information that shareholders receive and lowers our printing and mailing costs.

Certain intermediaries use householding for our proxy materials and our 2021 Annual Report. Therefore, only one set of materials may have been delivered to your address if multiple shareholders share the same address. If you share an address with another shareholder and wish to receive a separate set of materials in the future, or if you would like to receive only one set of materials, you should contact your bank, broker, or other intermediary or us at the address and telephone number below. We will promptly send a separate copy of this Proxy Statement or the 2021 Annual Report if you call us at 941-556-2601 or direct your request in writing to the attention of the Corporate Secretary, Roper Technologies, Inc., 6901 Professional Parkway, Suite 200, Sarasota, Florida 34240.

Q:	How can I find the voting results of the Annual Meeting?

A.

The Board of Directors has designated an inspector of election who will tabulate the votes submitted by proxy and by ballot. Preliminary voting results will be announced at the Annual Meeting. Final voting results will be published in a Current Report on Form 8-K to be filed with the SEC within four business days after the Annual Meeting. If the official voting results are not available at that time, we will provide preliminary voting results in the Current Report on Form 8-K and will provide the final results in an amendment to the Current Report on Form 8-K as soon as they become available.

Q:	Who is paying for the expenses involved in preparing and mailing this Proxy Statement?

A:

Roper is paying the expenses involved in preparing, assembling and mailing these proxy materials and all costs of soliciting proxies. Our directors, executive officers and other employees may solicit proxies, without additional compensation, personally or by telephone, email or other means of communication. We have also engaged MacKenzie Partners as the proxy solicitor for this Annual Meeting for a fee of approximately $12,500 plus reasonable expenses. We will reimburse banks, brokers, and other intermediaries, such as custodians, nominees and fiduciaries, that hold our common stock in their names or in the names of their nominees for their reasonable expenses in forwarding proxy materials to beneficial owners.

Q:	What is your website for additional information?

A:	We maintain a website at www.ropertech.com. The information on our website is not part of this Proxy Statement, and it is not incorporated into any other filings we make with the SEC.

Roper Technologies, Inc. 2022 Proxy Statement	55

INFORMATION REGARDING THE 2023 ANNUAL MEETING OF SHAREHOLDERS

If you wish to submit a matter to be considered at the 2023 Annual Meeting of Shareholders, you must comply with the procedures set forth below. Any proposal or nomination to be made to the Company should be sent to:

Roper Technologies, Inc.

6901 Professional Parkway

Suite 200

Sarasota, Florida 34240

Attention: Secretary

•

Proxy Statement Proposals. If you intend to submit a proposal to be included in the Proxy Statement for the 2023 Annual Meeting of Shareholders, we must receive your proposal no later than December 30, 2022. All proposals must comply with the SEC regulations under Rule 14a-8 for including shareholder proposals in a company’s proxy material.

•	Director Candidate Nomination. Our By-laws set forth the procedures you must follow if you wish to nominate a director candidate in connection with the 2023 Annual Meeting of Shareholders.

Proxy Access to Include Nominees in our 2023 Proxy Statement. If you are a shareholder, or a group of up to 20 shareholders, owning 3% or more of our outstanding common stock continuously for at least three years and wish to nominate a director candidate and require us to include such nominee in our Proxy Statement and form of proxy, you must submit your request so it is received by the Company between November 30, 2022 and December 30, 2022, in accordance with our By-laws. The number of candidates that may be so nominated is limited to the greater of two or the largest whole number that does not exceed 20% of our Board, provided that the shareholder(s) and nominee(s) satisfy the requirements set forth in our By-laws. All proxy access nominations must be accompanied by information about the nominating shareholders as well as the nominees and meet the requirements specified in our By-laws, including the information specified under “Nominees Not for Inclusion in our 2023 Proxy Statement” below.

Nominees Not for Inclusion in our 2023 Proxy Statement. If you wish to nominate a director candidate in connection with the 2023 Annual Meeting of Shareholders and are not requiring that the nominee be included in our Proxy Statement, you must submit the nomination so it is received by the Company between February 15, 2023 and March 17, 2023, in accordance with our By-laws. The notice to nominate a person for election as a Company director must include a written statement setting forth (i) the name of the person to be nominated; (ii) the number and class of all shares of each class of Company stock owned of record and beneficially by such person, as reported by such person to you; (iii) such other information regarding each nominee proposed by you as would have been required to be included in a Proxy Statement filed pursuant to the proxy rules of the SEC if the nominee had been nominated by the Board of Directors; (iv) such person’s signed consent to serve as a director of our Company if elected; (v) your name and address; (vi) the number and class of all shares of each class of Company stock owned of record and beneficially by such shareholder (and any beneficial owner on whose behalf the nomination is made); and (vii) a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, warrants, stock appreciation or similar rights, hedging transactions and borrowed or loaned shares) that has been entered into by or on behalf of, or any other agreement, arrangement or understanding that has been made, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, you (and any beneficial owner on whose behalf the proposal is made) with respect to Roper’s securities.

Universal Proxy Rules for Nominees. For all nominees, whether included in our Proxy Statement or otherwise, in addition to satisfying the requirements under our By-laws, if a shareholder intends to comply with the SEC’s universal proxy rules and to solicit proxies in support of director nominees other than the Company nominees, the shareholder must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act, which notice must be postmarked or transmitted electronically to us at our principal executive office no later than 60 calendar days prior to the one-year anniversary date of the Annual Meeting (for the 2023 Annual Meeting of Shareholders, no later than April 16, 2023). If the date of the Annual Meeting is changed by more than 30 calendar days from such anniversary date, however, then the

56	Roper Technologies, Inc. 2022 Proxy Statement

shareholder must provide notice by the later of 60 calendar days prior to the date of the 2023 Annual Meeting and the 10th calendar day following the date on which public announcement of the date of the 2023 Annual Meeting is first made.

•

Matters for Annual Meeting Agenda. If you wish to have other business (not the nomination of a director candidate) brought before the 2023 Annual Meeting of Shareholders, you must submit the proposal between February 15, 2023 and March 17, 2023, in accordance with our By-laws. If you intend to present the matter directly at the 2023 Annual Meeting of Shareholders, the notice must include (a) the text of the proposal; (b) a brief statement of the reasons why you favor the proposal; (c) your name and address; (d) the number and class of all shares of each class of Company stock owned of record and beneficially by you (and any beneficial owner on whose behalf the proposal is made); (e) a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, warrants, stock appreciation or similar rights, hedging transactions and borrowed or loaned shares) that has been entered into by or on behalf of, or any other agreement, arrangement or understanding that has been made, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, you (and any beneficial owner on whose behalf the proposal is made) with respect to the Roper’s securities; and (f) if applicable, any material interest of you and such beneficial owner in the matter proposed (other than as a shareholder).

With respect to matters not included in the Proxy Statement but properly presented at the 2023 Annual Meeting of Shareholders, management generally will be able to vote proxies in its discretion if it receives notice of the proposal during the period specified above and advises shareholders in the Proxy Statement for the 2023 Annual Meeting of Shareholders about the nature of the matter and how management intends to vote on the matter, unless the proponent of the shareholder proposal (a) provides us with a timely written statement that the proponent intends to deliver a Proxy Statement to at least the percentage of our voting shares required to carry the proposal; (b) includes the same statement in the proponent’s own proxy materials; and (c) provides us with a statement from a solicitor confirming that the necessary steps have been taken to deliver the Proxy Statement to at least the percentage of our voting shares required to carry the proposal.

OTHER MATTERS

As of the date of this Proxy Statement, the Board of Directors knows of no other business which will be or is intended to be presented at the Annual Meeting.

By the Order of the Board of Directors

Amy Woods Brinkley

Chair of the Board of Directors

Dated: April 29, 2022

Roper Technologies, Inc. 2022 Proxy Statement	57

APPENDIX A—RECONCILIATIONS

Table 1: 2021 EBITDA and EBITDA Margin Reconciliation ($M)

(From Continuing Operations)

	2020	2021

GAAP Revenue	$4,854	$5,778

Purchase accounting adjustment to acquired deferred revenue	12	1

Adjusted Revenue (A)	$4,866	$5,779

GAAP Net Earnings	825	983

Taxes	226	288

Interest Expense	218	234

Depreciation	47	50

Amortization	466	584

Purchase accounting adjustment to acquired deferred revenue and commission expense	10	(5)

Impairment charge	-	100

Restructuring charge	14	-

Transaction-related expenses for completed acquisitions and divestitures	9	-

Gain on sale of minority interest	-	(28)

Adjusted EBITDA (B)	$1,815	$2,206

Adjusted EBITDA Margin (B) / (A)	37.3%	38.2%

Table 2: 2020 EBITDA and EBITDA Margin Reconciliation ($M)

	2019	2020

GAAP Revenue	$5,367	$5,527

Purchase accounting adjustment to acquired deferred revenue	11	12

Adjusted Revenue (A)	$5,377	$5,539

GAAP Net Earnings	1,768	950

Taxes	460	260

Interest Expense	187	219

Depreciation	49	53

Amortization	367	467

Purchase accounting adjustment to acquired deferred revenue	10	10

Restructuring charge	-	14

Transaction-related expenses for completed acquisitions and divestitures	6	9

Gain on sale of divested business	(921)	-

Adjusted EBITDA (B)	$1,925	$1,981

Adjusted EBITDA Margin (B) / (A)	35.8%	35.8%

58	Roper Technologies, Inc. 2022 Proxy Statement

Table 3: Adjusted Cash Flow Reconciliation ($M)

(From Continuing Operations)

	2020	2021	V%

Operating Cash Flow	$1,368	$1,866	36%

Cash taxes paid on sale of Gatan	192	-

Adjusted Operating Cash Flow	$1,560	$1,866	20%

Capital Expenditures	(28)	(33)

Capitalized Software Expenditures	(18)	(30)

Adjusted Free Cash Flow	$1,514	$1,804	19%

Table 4: Adjusted Cash Flow Reconciliation ($M)

	2011	2016	2021

Operating Cash Flow	$602	$964	$2,012
Cash taxes paid on sale of divested businesses	-	37	-

Adjusted Operating Cash Flow	$602	$1,001	$2,012

Capital Expenditures	(41)	(37)	(33)
Capitalized Software Expenditures	(3)	(3)	(30)
Investing Activities from Discontinued Operations	-	-	(5)

Adjusted Free Cash Flow	$557	$961	$1,944

Table 5: 2021 Adjusted Revenue Reconciliation ($M)

(From Continuing Operations)

	2020	2021	V%

GAAP Revenue	$4,854	$5,778	19%

Purchase accounting adjustment to acquired deferred revenue	12	1

Adjusted Revenue	$4,866	$5,779	19%

Components of Adjusted Revenue Growth

Organic			9%

Acquisitions/Divestitures			9%

Foreign Exchange			1%

Total Adjusted Revenue Growth			19%

Roper Technologies, Inc. 2022 Proxy Statement	59

Table 6: 2020 Adjusted Revenue and EBITDA Reconciliation ($M)

	2019	2020	V%

GAAP Revenue	$5,367	$5,527	3%

Purchase accounting adjustment to acquired deferred revenue	11	12

Adjusted Revenue	$5,377	$5,539	3%

Components of Adjusted Revenue Growth

Organic			(1%)

Acquisitions/Divestitures			4%

Foreign Exchange			-

Total Adjusted Revenue Growth			3%

Table 7: Net Debt Reconciliation ($M)

(From Continuing Operations)

	Q4’20	Q4’21	V$

Gross Debt	$9,561	$7,922	$(1,639)
Cash & Cash Equivalents	308	352	43
Net Debt	$9,252	$7,570	$(1,682)

Note: Numbers may not foot due to rounding.

60	Roper Technologies, Inc. 2022 Proxy Statement

P.O. BOX 8016, CARY, NC 27512-9903
YOUR VOTE IS IMPORTANT! PLEASE VOTE BY:
INTERNET
Go To: www.proxypush.com/ROP
Cast your vote online
Have your Proxy Card ready
Follow the simple instructions to record your vote
PHONE Call 1-866-829-5176
Use any touch-tone telephone
Have your Proxy Card ready
Follow the simple recorded instructions
MAIL
Mark, sign and date your Proxy Card
Fold and return your Proxy Card in the postage-paid envelope provided
Roper Technologies, Inc.
Annual Meeting of Shareholders
For Shareholders of record as of April 20, 2022
TIME: Wednesday, June 15, 2022 9:00 AM, Central Time
PLACE: DoubleTree by Hilton Hotel Chicago - Magnificent Mile 300 E. Ohio St. Chicago, Illinois 60611
This proxy is being solicited on behalf of the Board of Directors
The undersigned hereby appoints Michael R. Peterson and John K. Stipancich (the “Named Proxies”), and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of Roper Technologies, Inc. which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given.
THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS RECOMMENDATION. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof.
If you hold shares in any Employee Stock Purchase Plan, or 401(k) savings plan of the Company (the “Plans”), then this proxy card, when signed and returned, or your telephone or Internet proxy, will constitute voting instructions on matters properly coming before the Annual Meeting and at any adjournments or postponements thereof in accordance with the instructions given herein to the trustee for shares held in any of the Plans. Shares in each of the Plans for which voting instructions are not received by 11:59 PM, Eastern Time on June 10, 2022, or if no choice is specified, will be voted by an independent fiduciary.
You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card.
PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE

Roper Technologies, Inc.
Annual Meeting of Shareholders
Please make your marks like this: X
THE BOARD OF DIRECTORS RECOMMENDS A VOTE: FOR ON PROPOSALS 1, 2 AND 3
PROPOSAL YOUR VOTE BOARD OF DIRECTORS RECOMMENDS
1. Election of nine directors for a one-year term
FOR AGAINST ABSTAIN
1.01 Shellye L. Archambeau FOR
1.02 Amy Woods Brinkley FOR
1.03 Irene M. Esteves FOR
1.04 L. Neil Hunn FOR
1.05 Robert D. Johnson FOR
1.06 Thomas P. Joyce, Jr. FOR
1.07 Laura G. Thatcher FOR
1.08 Richard F. Wallman FOR
1.09 Christopher Wright FOR
FOR AGAINST ABSTAIN
2. Advisory vote to approve the compensation of our named executive officers. FOR
3. Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered FOR public accounting firm for 2022.
4. Transact any other business that may be properly brought before the annual meeting.
Check here if you would like to attend the meeting in person.
Authorized Signatures - Must be completed for your instructions to be executed.
Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form. Signature (and Title if applicable) Date Signature (if held jointly) Date